SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement ☒ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material Under Rule 14a-12	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Crown Castle International Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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April 13, 2004

Dear Stockholder:

It is my pleasure to invite you to attend Crown Castle International Corp.’s 2004 Annual Meeting of Stockholders. The meeting will be held on Wednesday, May 26, 2004 at 9:00 a.m. local time at the Company’s corporate office, 510 Bering Drive, Suite 500, Houston, Texas. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the meeting. The Proxy Statement and the accompanying form of proxy are being mailed to the Company’s stockholders on or about April 19, 2004.

During the meeting, Company officials will report to you on the Company’s financial performance and other activities during 2003 and the Company’s goals for 2004. The Board of Directors welcomes this opportunity to have a dialogue with the Company’s stockholders and looks forward to your comments and questions.

If you are a stockholder of record who plans to attend the meeting, please mark the appropriate box on your proxy card. If your shares are held by a bank, broker or other intermediary and you plan to attend, please send written notification to the Company’s Corporate Secretary, 510 Bering Drive, Suite 500, Houston, Texas 77057, and enclose evidence of your ownership (such as a letter from the bank, broker or intermediary confirming your ownership or a bank or brokerage firm account statement). The names of all those indicating they plan to attend will be placed on an admission list held at the registration desk at the entrance to the meeting.

It is important that your shares be represented at the meeting, regardless of the number you may hold. Whether or not you plan to attend, please sign, date and return your proxy card as soon as possible. This will not prevent you from voting your shares in person if you are present.

I look forward to seeing you on May 26, 2004.

Kind Regards,

J. Landis Martin

Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 26, 2004

9:00 a.m.

510 Bering Drive, Suite 500

Houston, Texas 77057

April 13, 2004

Dear Stockholder:

You are invited to the Annual Meeting of Stockholders of Crown Castle International Corp. (the “Company”). The annual meeting will be held at the time and place noted above. At the meeting, the Company will ask you to:

•	elect the Company’s three class III directors: Randall A. Hack, Edward C. Hutcheson, Jr. and J. Landis Martin

•	approve the Company’s 2004 Stock Incentive Plan

•	ratify the appointment of KPMG LLP as the Company’s independent public accountants for 2004

•	vote upon a stockholder proposal regarding the MacBride Principles, if properly presented

•	transact such other business as may properly come before the Annual Meeting

Stockholders of record at the close of business on April 1, 2004, will be entitled to vote at the meeting or any adjournment of the meeting. A complete list of these stockholders will be open for examination by any stockholder of record at the Company’s principal executive offices at 510 Bering Drive, Suite 500, Houston, TX 77057 for a period of 10 days prior to the Annual Meeting. The list will also be available for examination by any stockholder of record present at the Annual Meeting.

Your vote is important. To be sure your vote counts and to assure a quorum, please vote, sign, date and return the proxy card whether or not you plan to attend the Annual Meeting.

By Order of the Board of Directors,

Donald J. Reid, Jr.

Corporate Secretary

I.    INFORMATION ABOUT VOTING

Solicitation of Proxies.  The Board of Directors (“Board”) of Crown Castle International Corp. (“CCIC” or the “Company”) is soliciting proxies for use at the 2004 Annual Meeting of CCIC (“Annual Meeting”) and any adjournments of the Annual Meeting. CCIC first sent this proxy statement, the accompanying form of proxy and the CCIC Annual Report for 2003 to its stockholders on or about April 19, 2004.

Agenda Items.  The agenda for the Annual Meeting is to:

1.	Elect three class III directors for a term of three years;

2.	Approve the Company’s 2004 Stock Incentive Plan;

3.	Ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent public accountants for 2004;

4.	Vote upon a stockholder proposal regarding the MacBride Principles, if properly presented; and

5.	Transact such other business as may properly come before the Annual Meeting.

Who can Vote.  You can vote at the Annual Meeting if you are a holder of record on the Record Date of CCIC’s common stock, par value of $0.01 per share (“Common Stock”), or CCIC’s 8¼% Series A Cumulative Convertible Redeemable Preferred Stock (“8¼% Convertible Preferred Stock”). The record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on April 1, 2004 (the “Record Date”). Holders of Common Stock will have one vote for each share of Common Stock, and holders of 8¼% Convertible Preferred Stock, which vote on an as converted basis, will have an aggregate of 7,441,860 votes. As of the close of business on the Record Date, there were 222,158,362 shares of Common Stock and 200,000 shares of 8¼% Convertible Preferred Stock outstanding. As of the Record Date, the outstanding shares of 8¼% Convertible Preferred Stock were convertible into an aggregate of 7,441,860 shares of Common Stock.

How to Vote.  You may vote in two ways:

•	You can come to the Annual Meeting and cast your vote there; or

•	You can cause your shares to be voted by signing and returning the enclosed proxy card (or contacting the internet or telephone voting service listed on your proxy card). If you do, the individuals named on the card will vote your shares in the manner you indicate (or if you fail to so indicate, in the manner described in “Use of Proxies” below).

Use of Proxies.  Unless you mark the proxy card to vote differently, the individuals named in the proxy card will vote all shares represented by the signed and returned proxies FOR the Board nominees named herein (Proposal 1), FOR approval of the 2004 Stock Incentive Plan (Proposal 2), FOR the ratification of the appointment of KPMG LLP as the Company’s independent public accountants for 2004 (Proposal 3) and AGAINST the stockholder proposal regarding the MacBride Principles (Proposal 4). The Company does not now know of any other matters to come before the Annual Meeting. If they do, the proxy holder will vote the shares represented by the proxies in his or her best judgment.

Revoking a Proxy.  You may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

•	Sending a written notice of revocation to the Corporate Secretary of CCIC;

•	Delivering a properly executed, later-dated proxy; or

•	Attending the Annual Meeting and voting in person.

The Quorum Requirement.  A quorum of stockholders is needed to hold a valid Annual Meeting. A quorum will exist to hold a valid Annual Meeting if the holders of at least a majority in voting power of the outstanding shares of Common Stock and 8 ¼% Convertible Preferred Stock entitled to vote at the Annual Meeting either attend the Annual Meeting in person or are represented by proxy. Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because the broker has not received voting instructions from its customer or does not have the authority to do so.

Vote Required for Action.  Directors are elected (Proposal 1) by a plurality vote of the holders of shares of Common Stock and the holders of 8 ¼% Convertible Preferred Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, voting together as a single class. The approval of the 2004 Stock Incentive Plan (Proposal 2) requires the affirmative vote of a majority of the votes cast thereon, provided that the total votes cast on Proposal 2 represent over 50% in interest of all securities entitled to vote on the proposal. The ratification of KPMG LLP as CCIC’s independent public accountants for 2004 (Proposal 3) and the stockholder proposal regarding the MacBride Principles (Proposal 4), each require the affirmative vote of the holders of a majority of the voting power represented by the shares of Common Stock and 8¼% Convertible Preferred Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter, voting together as a single class. Generally, all other actions which may come before the Annual Meeting require the affirmative vote of a majority of the voting power represented by shares of Common Stock and 8 ¼% Convertible Preferred Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such matters, voting together as a single class.

With respect to Proposal 1, abstentions and broker non-votes have no effect on determinations of plurality, except to the extent that they affect the total votes received by any particular candidate. Abstentions have the same effect as a vote against with respect to all proposals other than the election of directors. Shares represented by broker non-votes are not considered to be votes cast at the Annual Meeting for purposes of Proposal 2 or entitled to vote on that matter for purposes of Proposals 3 and 4; therefore, broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote by reducing the total number of shares from which the majority is calculated.

II.    PROPOSALS

1.  The Election of Directors

CCIC has three classes of directors of as nearly equal size as possible. The term for each class is three years. Class terms expire on a rolling basis, so that one class of directors is elected each year. The term for class III directors expires at the 2004 Annual Meeting.

The nominees for class III directors this year are: Randall A. Hack, Edward C. Hutcheson, Jr. and J. Landis Martin.

Each nominee has consented to be nominated and has expressed his intention to serve if elected. The Board expects that each of the nominees for class III directors will be able and willing to serve as a director. If any nominee is not available, the proxies may be voted for another person nominated by the current Board to fill the vacancy, or the size of the Board may be reduced. Information about the nominees, the continuing directors and the Board is contained in the next section of this proxy statement (See “III. Board of Directors”).

The Board of Directors recommends a vote FOR the election of Randall A. Hack, Edward C. Hutcheson, Jr. and J. Landis Martin as class III directors.

2.     Proposal to Approve the 2004 Stock Incentive Plan

At the Annual Meeting, the stockholders will be asked to approve the adoption of the 2004 Stock Incentive Plan (“2004 Plan”), a copy of which is attached hereto as Appendix A. The 2004 Plan is a broad-based incentive plan that provides for granting incentive stock options, stock options that do not constitute incentive stock options, restricted stock awards, performance awards, phantom stock awards and stock awards to our employees, directors and consultants. The 2004 Plan is substantially similar to our 2001 Stock Incentive Plan, as amended (“2001 Plan”). In contrast, our Amended and Restated 1995 Stock Option Plan (“1995 Plan”), provides for granting only incentive stock options and non-statutory stock options to our employees, directors and consultants.

The Board of Directors adopted the 2004 Plan on February 26, 2004, subject to stockholder approval at the Annual Meeting. If the 2004 Plan is not approved by the stockholders of the Company at the Annual Meeting, then no awards will be granted under the 2004 Plan. In addition, if the 2004 Plan is approved by the stockholders of the Company at the Annual Meeting, the number of shares of Common Stock available for future stock option grants under the 1995 Plan will be reduced, as further described below.

The 2004 Plan is designed to enable CCIC and its affiliates to provide a means to attract able directors, employees, and consultants and to provide a means whereby those individuals upon whom the responsibilities for the successful administration and management of CCIC and its affiliates rest, and whose present and potential contributions to CCIC and its affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of CCIC and its affiliates. A further purpose of the 2004 Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of CCIC and its affiliates. Accordingly, the 2004 Plan provides for the following:

•	discretionary grants to employees, consultants, and directors of CCIC and its affiliates of (a) stock options that do not constitute Incentive Stock Options (“Non-statutory Stock Options”), (b) shares of Common Stock that are subject to restrictions on disposition and forfeiture to CCIC under certain circumstances (“Restricted Stock”), (c) shares of Common Stock, cash payments, or a combination thereof that may be earned based on the satisfaction of various performance measures (“Performance Awards”), (d) the right to receive the fair market value (or appreciation related thereto) of shares of Common Stock, cash payments or a combination thereof which vest over a period of time (“Phantom Stock Awards”), and (e) shares of Common Stock, without satisfaction of any performance criteria or objectives (“Stock Awards”); and

•	discretionary grants to employees of CCIC or its subsidiary corporations of stock options that constitute incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (“Code”) (“Incentive Stock Options”).

No awards have been made under the 2004 Plan, and the amount of any benefits cannot be determined at this time. The 1995 Plan and the 2001 Plan are our only other existing compensatory plans under which options or other awards relating to shares of Common Stock can currently be granted.

Options relating to up to 28,000,000 shares of Common Stock have been authorized for grant under the 1995 Plan. As of March 31, 2004, options for 6,433,476 shares of Common Stock had been exercised pursuant to the 1995 Plan, and options for 17,550,309 shares of Common Stock were outstanding and unexercised under the 1995 Plan. As a result, as of March 31, 2004, options for 4,016,215 shares of Common Stock remain available for future grants under the 1995 Plan. The weighted average exercise price for the outstanding options under the 1995 Plan is approximately $16.08 per share and the weighted average term until expiration is approximately 4.8 years.

If the 2004 Plan is approved by the stockholders of the Company at the Annual Meeting, the 1995 Plan will be amended to reduce the number of shares of Common Stock available for future stock option grants under the 1995 Plan by the number of shares of Common Stock available for grant pursuant to the 1995 Plan as increased from time to time by outstanding options issued under the 1995 Plan and subsequently forfeited; provided that such reduction shall not exceed 10,000,000 shares. As of March 31, 2004, the decrease in the number of shares of Common Stock subject to the 1995 Plan if the 2004 Plan is approved would be 4,016,215 shares.

As of March 31, 2004, awards relating to 1,377,032 shares of Common Stock remain available for future grants under the 2001 Plan. As of such date, options for 265,207 shares of Common Stock were outstanding and unexercised under the 2001 Plan. The weighted average exercise price for the outstanding options is approximately $6.10 per share and the weighted average term until expiration is approximately 8.1 years. In addition, other awards relating to 6,357,761 shares of Common Stock, net of forfeitures, have also been awarded as of March 31, 2004 under the 2001 Plan.

The Company exchanged certain options to acquire stock of its subsidiary Crown Castle UK Limited (“CCUK”) for options to acquire 4,392,451 shares of Common Stock (“CCUK Exchange Options”) upon consummation of share exchange agreements with CCUK’s option holders in August 1998, concomitant with the Company’s acquisition of 80% of CCUK and the initial public offering of the Common Stock. As of March 31, 2004, CCUK Exchange Options for 653,907 shares of Common Stock were outstanding and unexercised at a weighted average exercise price of $3.73.

Below is a summary of the terms of the 2004 Plan that is qualified in its entirety by reference to the full text of the 2004 Plan which is attached to this Proxy Statement as Appendix A.

Number of Shares Subject to the 2004 Plan and Award Limits

The aggregate maximum number of shares of Common Stock that may be issued under the 2004 Plan will be 6,000,000 shares plus an additional amount of shares equal to the reduction, from time to time, in the number of shares of Common Stock available for stock option grants pursuant to the 1995 Plan (“Additional Shares”); provided, however, that the aggregate number of shares added as Additional Shares shall not exceed 10,000,000 shares.

The maximum number of shares of Common Stock that may be subject to options, Restricted Stock awards and Performance Awards denominated in shares of Common Stock granted to any one individual during the term of the Plan may not exceed the maximum number of shares of Common Stock issuable under the 2004 Plan. The limitations described in the preceding sentence may be adjusted upon a reorganization, stock split, recapitalization, or other change in CCIC’s capital structure. The maximum amount of compensation that may be paid under all Performance Awards under the 2004 Plan denominated in cash (including the fair market value of any shares of Common Stock paid in satisfaction of such Performance Awards) granted to any one individual during any calendar year may not exceed $1,000,000, and any payment due with respect to a Performance Award shall be paid no later than 10 years after the date of grant of such Performance Award.

Administration

The 2004 Plan will be administered by a committee (“Committee”) appointed by the Board that will be comprised solely of two or more non-employee directors who also qualify as “outside directors” (within the meaning assigned to such term under Section 162(m) of the Code). The Board has appointed the Compensation Committee to initially administer the 2004 Plan.

The Committee will have full authority, subject to the terms of the 2004 Plan, to establish rules and regulations for the proper administration of the 2004 Plan, to select the employees, directors and consultants to whom awards are granted, and to set the date of grant, the type of award that shall be made and the other terms of the awards. When granting awards, the Committee will consider such factors as an individual’s duties and present and potential contributions to CCIC’s success and such other factors as the Committee in its discretion shall deem relevant. The Committee may also correct any defect or supply any omission or reconcile any inconsistency in the 2004 Plan or in any agreement relating to an award in the manner and to the extent it shall deem expedient to carry it into effect.

Eligibility

All employees, directors and consultants of CCIC and its affiliates are eligible to participate in the 2004 Plan. The selection of those employees, directors and consultants, from among those eligible, who will receive Incentive Stock Options, Non-statutory Stock Options, Restricted Stock awards, Performance Awards, Phantom Stock Awards, Stock Awards or any combination thereof is within the discretion of the Committee. However, Incentive Stock Options may be granted only to employees of CCIC and its subsidiary corporations.

Term of 2004 Plan

The 2004 Plan will be effective as of February 26, 2004, the date of its adoption by the Board, provided the 2004 Plan is approved by the stockholders of CCIC at the CCIC 2004 Annual Meeting. No further awards may be granted under the 2004 Plan after February 26, 2014, and the 2004 Plan will terminate thereafter once all awards have been satisfied, exercised or expire. The Board in its discretion may terminate the 2004 Plan at any time with respect to any shares of Common Stock for which awards have not theretofore been granted.

Stock Options

a.    Term of Option.  The term of each option will be as specified by the Committee at the date of grant but shall not be exercisable more than ten years after the date of grant. The effect of the termination of an optionee’s employment, consulting relationship, or membership on the Board will be specified in the option agreement that evidences each option grant.

b.    Option Price.  The option price will be determined by the Committee and, in the case of an Incentive Stock Option, will be no less than the fair market value of the shares on the date that the option is granted. The option price for Non-statutory Stock Options may be less than the fair market value of the shares on the date the option is granted.

c.    Repricing Restrictions.  Except for adjustments for certain changes in the Common Stock, the Committee may not, without the approval of the stockholders of CCIC, amend any outstanding option agreement that evidences an option grant to lower the option price (or cancel and replace any outstanding option agreement with an option agreement having a lower option price).

d.    Special Rules for Certain Stockholders.  If an Incentive Stock Option is granted to an employee who then owns, directly or by attribution under the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of CCIC or a subsidiary, then the term of the option will not exceed five years, and the option price will be at least 110% of the fair market value of the shares on the date that the option is granted.

e.    Size Of Grant.  Subject to the limitations described above under the section “Number of Shares Subject to the 2004 Plan and Award Limits,” the number of shares for which an option is granted to an employee, director or consultant will be determined by the Committee.

f.    Status of Options.  The status of each option granted to an employee as either an Incentive Stock Option or a Non-statutory Stock Option will be designated by the Committee at the time of grant. If, however, the aggregate fair market value (determined as of the date of grant) of shares with respect to which Incentive Stock Options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the options with respect to the excess shares will be Non-statutory Stock Options. All options granted to any non-employee directors and consultants will be Non-statutory Stock Options.

g.    Payment.  The option price upon exercise may, at the discretion of the Committee, be paid by an optionee in cash, other shares of Common Stock owned by the optionee, or by a combination of cash and Common Stock. Additionally, stock appreciation rights may be granted to optionees in conjunction with stock options granted under the 2004 Plan. Stock appreciation rights give the holder, among other things, the right to a payment in cash, Common Stock, or a combination thereof, in an amount equal to the number of stock appreciation rights exercised by the holder multiplied by the excess of the fair market value of the Common Stock on the exercise date over the option exercise price. The 2004 Plan also allows the Committee, in its discretion, to establish procedures pursuant to which an optionee may affect a cashless exercise of an option.

h.    Option Agreement.  All options will be evidenced by a written agreement containing provisions consistent with the 2004 Plan and such other provisions as the Committee deems appropriate. The terms and conditions of the respective option agreements need not be identical. The Committee may, with the consent of the participant, amend any outstanding option agreement in any manner not inconsistent with the provisions of the 2004 Plan, including amendments that accelerate the exercisability of the option.

i.    Transferability.  An Incentive Stock Option is not transferable other than by will or the laws of descent and distribution, and may be exercised during the employee’s lifetime only by the employee or his or her guardian or legal representative. A Non-statutory Stock Option is not transferable other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order, or with the consent of the Committee (as to certain family transfers, or otherwise).

Restricted Stock

a.    Transfer Restrictions and Forfeiture Obligations.  Pursuant to a Restricted Stock award, shares of Common Stock will be issued or delivered to the employee, director or consultant at the time the award is made without any payment to CCIC (other than for any payment amount determined by the Committee in its discretion), but such shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit and surrender such shares to CCIC as may be determined in the discretion of the Committee. The Committee may provide that the restrictions on disposition and the obligations to forfeit the shares will lapse based on (i) the attainment of one or more performance measures established by the Committee that are based on (1) the price of a share of Common Stock, (2) CCIC’s earnings per share, (3) CCIC’s market share, (4) the market share of a business unit of CCIC designated by the Committee, (5) CCIC’s sales, (6) the sales of a business unit of CCIC designated by the Committee, (7) the net income (before or after taxes) of CCIC or any business unit of CCIC designated by the Committee, (8) the cash flow return on investment of CCIC or any of its business units designated by the Committee, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of CCIC or any of its business units designated by the Committee, (10) the economic value added, (11) the return on stockholders’ equity achieved by CCIC, or (12) the total stockholders’ return achieved by CCIC, (ii) the participant’s continued employment or continued service as a director or consultant with CCIC and its affiliates for a specified period, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion or (iv) a combination of any of these factors. The performance measures may be made subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indices, and may be contingent upon future performance of CCIC or any affiliate, division or department thereof. Upon the issuance of shares of Common Stock pursuant to a Restricted Stock award, except for the foregoing restrictions and unless otherwise provided, the recipient of the award will have all the rights of a stockholder of CCIC with respect to such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. At the time of such award, the Committee may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Stock awards, including but not limited to rules pertaining to the effect of the termination of employment or service as a director or consultant of a recipient of Restricted Stock (by reason of retirement, disability, death or otherwise) prior to the lapse of any applicable restrictions.

b.    Accelerated Vesting.  The Committee may, in its discretion, fully vest any outstanding Restricted Stock award as of a date determined by the Committee, but the Committee may not take any action to vest a Restricted Stock award that has been granted to a covered employee (within the meaning of Treasury Regulation section 1.162-27(c)(2)) if such award has been designed to meet the exception for performance-based compensation under Section 162(m) of the Code.

c.    Other Terms and Conditions.  The Committee may establish other terms and conditions for the issuance of Restricted Stock under the 2004 Plan.

Performance Awards

a.    Performance Period.  The Committee may, in its sole discretion, grant Performance Awards under the 2004 Plan that may be paid in cash, Common Stock, or a combination thereof as determined by the Committee. At the time of the grant, the Committee will establish the maximum number of shares of Common Stock subject to, or the maximum value of, each Performance Award and the performance period over which the performance applicable to the award will be measured. A Performance Award will terminate if the recipient’s employment or service as a director or consultant of CCIC and its affiliates terminates during the applicable performance period, except as otherwise determined by the Committee.

b.    Performance Measures.  The receipt of cash or Common Stock pursuant to a Performance Award will be contingent upon satisfaction by CCIC, or any affiliate, division or department thereof, of performance targets established by the Committee either (i) prior to the beginning of the performance period, or (ii) within 90 days after the beginning of the performance period if the outcome of the performance targets is substantially uncertain at the time the targets are established, but not later than the date that 25% of the performance period has elapsed. The performance targets may be made subject to adjustment for specified significant extraordinary items or events and may be absolute, relative to one or more other companies, or relative to one or more indices. The performance targets may be based upon (1) the price of a share of Common Stock, (2) CCIC’s earnings per share, (3) CCIC’s market share, (4) the market share of a business unit of CCIC designated by the Committee, (5) CCIC’s sales, (6) the sales of a business unit of CCIC designated by the Committee, (7) the net income (before or after taxes) of CCIC or any of its business units designated by the Committee, (8) the cash flow return on investment of CCIC or any business unit of CCIC designated by the Committee, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of CCIC or any business unit of CCIC designated by the Committee, (10) the economic value added, (11) the return on stockholders’ equity achieved by CCIC, (12) the total stockholders’ return achieved by CCIC, or (13) a combination of any of the foregoing. The Committee may, in its sole discretion, provide for an adjustable Performance Award value based upon the level of achievement of performance measures and/or provide for a reduction in the value of a Performance Award during the performance period.

c.    Payment.  Following the end of the performance period, the Committee will determine and certify in writing the amount payable to the holder of the Performance Award, not to exceed the maximum number of shares of Common Stock subject to, or the maximum value of, the Performance Award, based on the achievement of the performance measures for such performance period. Payment may be made in cash, Common Stock or a combination thereof, as determined by the Committee. Such payment may be made in a lump sum or in installments as prescribed by the Committee. If a Performance Award covering shares of

Common Stock is to be paid in cash, then such payment will be based on the fair market value of the Common Stock on the payment date.

d.    Other Terms and Conditions.  The Committee may establish other terms and conditions for Performance Awards under the 2004 Plan.

Phantom Stock Awards

a.    Forfeiture.  Phantom Stock Awards under the 2004 Plan are awards of rights to receive the fair market value of shares of Common Stock, or rights to receive amounts equal to share appreciation over a specific period of time. Such awards vest over a period of time established by the Committee, without satisfaction of any performance criteria or objectives. The Committee may, in its discretion, require payment or other conditions of the recipient of a Phantom Stock Award. A Phantom Stock Award will terminate if the recipient’s employment or service as a director or consultant of CCIC and its affiliates terminates during the applicable vesting period, except as otherwise determined by the Committee.

b.    Payment.  Payment of a Phantom Stock Award may be made in cash, Common Stock, or a combination thereof. Payment may be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in cash will be based on the fair market value of the Common Stock on the payment date. Cash dividend equivalents may be paid during or after the vesting period with respect to a Phantom Stock Award, except as otherwise determined by the Committee.

c.    Other Terms and Conditions.  The Committee may establish other terms and conditions for Phantom Stock Awards under the 2004 Plan.

Stock Awards

a.    Award.  Stock Awards are rights to receive shares of Common Stock, which vest immediately, without satisfaction of any performance criteria or objectives.

b.    Payment.  A Stock Award entitles the recipient to receive immediate payment of such award in Common Stock. The Committee may, in its discretion, require payment, partial payment or other conditions of the recipient relating to any Stock Award.

c.    Other Terms and Conditions.  The Committee may establish other terms and conditions for Stock Awards under the 2004 Plan.

Corporate Change and Other Adjustments

The 2004 Plan provides that, upon a Corporate Change (as hereinafter defined), the Committee may accelerate the vesting of options, cancel options and cause CCIC to make payments in respect thereof in cash, or adjust the outstanding options as appropriate to reflect such Corporate Change (including, without limitation, adjusting an option to provide that the number and class of shares of Common Stock covered by such option will be adjusted so that the option will thereafter cover securities of the surviving or acquiring corporation or other property (including cash) as determined by the Committee). Upon the occurrence of a Corporate Change, the Committee may adjust the outstanding Restricted Stock awards as appropriate to reflect such Corporate Change or fully vest such outstanding Restricted Stock awards and, upon such vesting, all restrictions applicable to such Restricted Stock will terminate. Further, upon the occurrence of a Corporate Change, the Committee may adjust the outstanding Performance Awards or Phantom Stock Awards as appropriate to reflect such Corporate Change, or cancel any of such outstanding awards and cause CCIC to make payments in respect thereof in cash, which payments shall be prorated in the event that the applicable performance or vesting period with respect to such awards has not been completed. The 2004 Plan provides that a Corporate Change occurs (i) if CCIC is dissolved and liquidated, (ii) if CCIC is not the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity), (iii) if CCIC sells, leases or exchanges all or substantially all of its assets, (iv) if any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding shares of CCIC’s voting stock, or (v) if after one or more contested elections of directors which may take place over any thirty-month period, the persons who were directors before any of such elections cease to constitute a majority of the Board.

The maximum number of shares that may be issued under the 2004 Plan and the maximum number of shares that may be issued to any one individual and the other individual award limitations, as well as the number and price of shares of Common Stock or other consideration subject to an award under the 2004 Plan, will be appropriately adjusted by the Committee in the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after an award is granted.

Amendments

The Board may from time to time amend the 2004 Plan; however, any change that would impair the rights of a participant with respect to an award theretofore granted will require the participant’s consent. Further, without the prior approval of the stockholders of CCIC, the Board may not amend the 2004 Plan to change the class of eligible individuals, increase the number of shares of Common Stock that may be issued under the 2004 Plan, or amend or delete the provisions of the 2004 Plan that prevent the Committee from amending any outstanding option agreement to lower the option price (or cancel and replace any outstanding option agreement with an option agreement having a lower option price).

Federal Income Tax Aspects of the 2004 Plan

The following discussion summarizes certain material U.S. Federal income tax consequences to CCIC and U.S. holders with respect to the acquisition, ownership, exercise or disposition of awards which may be granted under the 2004 Plan. The discussion is based upon the provisions of the Code and the regulations and rulings promulgated thereunder, all of which are subject to change (possibly with retroactive effect) or different interpretations. This summary reflects generally contemplated consequences and does not purport to deal with all aspect of U.S. Federal income taxation that may be relevant to an individual award holder’s situation, nor any tax consequences arising under the laws of any state, local or foreign jurisdiction.

Incentive Stock Options.  Incentive Stock Options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or the exercise of an Incentive Stock Option if the optionee does not dispose of the shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the “holding period”). In such event, CCIC would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an Incentive Stock Option, the difference between the fair market value of the stock on the date of exercise and the exercise price must generally be included in the optionee’s alternative minimum taxable income for the year in which such exercise occurs. However, if the optionee exercises an Incentive Stock Option and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, then the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.

Upon disposition of the shares received upon exercise of an Incentive Stock Option after the holding period, any appreciation of the shares above the exercise price should constitute long-term capital gain. If an optionee disposes of shares acquired pursuant to his or her exercise of an Incentive Stock Option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, and subject to the application of Section 162(m) of the Code as discussed below, CCIC may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

Non-statutory Stock Options and Stock Appreciation Rights.  As a general rule, no federal income tax is imposed on the optionee upon the grant of a Non-statutory Stock Option (whether or not including a stock appreciation right), and CCIC is not entitled to a tax deduction by reason of such grant. Generally, upon the exercise of a Non-statutory Stock Option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares of stock at the time of exercise over the option price paid for such shares. In the case of the exercise of a stock appreciation right, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the optionee. Upon the exercise of a Non-statutory Stock Option or a stock appreciation right, and subject to the application of Section 162(m) of the Code as discussed below, CCIC may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the optionee assuming any federal income tax reporting requirements are satisfied.

Upon a subsequent disposition of the shares received upon exercise of a Non-statutory Stock Option or a stock appreciation right, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss. If the shares received upon the exercise of an option or a stock appreciation right are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and CCIC’s tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% stockholders by Section 16(b) of the Exchange Act is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a Non-statutory Stock Option or stock appreciation rights.

Restricted Stock.  The recipient of a Restricted Stock award will not realize taxable income at the time of grant, and CCIC will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When the risk of forfeiture with respect to the stock subject to the award lapses, the holder will realize ordinary income in an amount equal to the fair market value of the shares of Common Stock at such time, and, subject to Section 162(m) of the Code, CCIC will be entitled to a corresponding deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a Restricted Stock award paid to the holder before the risk of forfeiture lapses will also be compensation income to the holder when paid and, subject to Section 162(m) of the Code, deductible as such by CCIC. Notwithstanding the foregoing, the holder of a Restricted Stock award may elect under Section 83(b) of the Code to be taxed at the time of grant of the Restricted Stock award based on the fair market value of the shares of Common Stock on the date of the award, in which case (a) subject to Section

162(m) of the Code, CCIC will be entitled to a deduction at the same time and in the same amount, (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by CCIC, and (c) there will be no further federal income tax consequences when the risk of forfeiture lapses. Such election must be made not later than 30 days after the grant of the Restricted Stock award and is irrevocable.

Performance Awards and Phantom Stock Awards.  An individual who has been granted a Performance Award or a Phantom Stock Award generally will not realize taxable income at the time of grant, and CCIC will not be entitled to a deduction at that time. Whether a Performance Award or Phantom Stock Award is paid in cash or shares of Common Stock, the individual will have taxable compensation and, subject to the application of Section 162(m) of the Code as discussed below, CCIC will have a corresponding deduction. The measure of such income and deduction will be the amount of any cash paid and the fair market value of any shares of Common Stock either at the time the Performance Award or the Phantom Stock Award is paid or at the time any restrictions on the shares (including restrictions under Section 16(b) of the Exchange Act) subsequently lapse, depending on the nature, if any, of the restrictions imposed and whether the individual elects to be taxed without regard to any such restrictions. Any dividend equivalents paid with respect to a Performance Award or a Phantom Stock Award prior to the actual issuance of shares under the award will be compensation income to the employee and, subject to the application of Section 162(m) of the Code as discussed below, deductible as such by CCIC.

Stock Awards.  The recipient of a Stock Award will realize taxable ordinary income at the time of grant in an amount equal to the fair market value of the shares of Common Stock on the date of the award, and, subject to Section 162(m) of the Code, CCIC will be entitled to a corresponding deduction.

Section 162(m) of the Code.  Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1,000,000 paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under Section 162(m) of the Code as “performance-based” is specifically exempt from the deduction limit. Based on Section 162(m) of the Code and the regulations issued thereunder, CCIC’s ability to deduct compensation income generated in connection with the exercise of stock options granted by the Committee under the 2004 Plan should not be limited by Section 162(m) of the Code. Further, CCIC believes that compensation income generated in connection with Performance Awards granted by the Committee under the 2004 Plan should not be limited by Section 162(m) of the Code. The 2004 Plan has been designed to provide flexibility with respect to whether Restricted Stock awards granted by the Committee will qualify as performance-based compensation under Section 162(m) of the Code and, therefore, be exempt from the deduction limit. Assuming no election is made under Section 83(b) of the Code, if the lapse of the forfeiture restrictions relating to a

Restricted Stock award granted by the Committee is based solely upon the satisfaction of one of the performance criteria set forth in the 2004 Plan, then CCIC believes that the compensation expense deduction relating to such an award should generally not be limited by Section 162(m) of the Code if the Restricted Stock becomes vested. However, compensation expense deductions relating to Restricted Stock awards granted by the Committee will be subject to the Section 162(m) deduction limitation if the Restricted Stock becomes vested based upon any other criteria set forth in such award (such as the occurrence of a change of control or vesting based upon continued service with CCIC). Compensation income generated in connection with Phantom Stock Awards under the 2004 Plan will be subject to the Section 162(m) deduction limitation.

The 2004 Plan is not qualified under Section 401(a) of the Code. Based upon current law and published interpretations, CCIC does not believe that the 2004 Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

The comments set forth in the above paragraphs are only a summary of certain of the Federal income tax consequences relating to the 2004 Plan. No consideration has been given to the effects of state, local, or other tax laws on the 2004 Plan or award recipients.

Parachute Payment Sanctions.  Certain provisions of the Plan or provisions included in an award agreement may afford a recipient special protections or payments which are contingent on a change in the ownership or effective control of CCIC or in the ownership of a substantial portion of CCIC’s assets. To the extent triggered by the occurrence of any such event, these special protections or payments may constitute “parachute payments” that, when aggregated with other parachute payments received by the recipient, if any, could result in the recipient receiving “excess parachute payments” (a portion of which would be allocated to those protections or payments derived from the award). CCIC would not be allowed a deduction for any such excess parachute payments, and the recipient of the payments would be subject to a nondeductible 20% excise tax upon such payments in addition to income tax otherwise owed.

The Board of Directors recommends a vote FOR the proposal to approve the 2004 Stock Incentive Plan.

Equity Compensation Plan Information

As required by Securities and Exchange Commission (“SEC”) rules, the following table summarizes information with respect to our compensation plans under which the Company’s equity securities are authorized for issuance as of December 31, 2003:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance(a)
Equity compensation plans approved by security holders (b)	18,994,396	$15.30	5,922,455
Equity compensation plans not approved by security holders	—		—

Total	18,994,396	$15.30	5,922,455

(a)	In the first quarter of 2004, the Company granted 35,400 shares of common stock to the non-executive members of the Board. In addition, in the first quarter of 2004, as a component of long-term incentive compensation, the Board authorized the grant of an aggregate of approximately 1,347,200 shares of restricted stock awards to over 510 of the Company’s employees, including the grant of 457,163 shares of restricted stock to the CEO and five other executive officers. These awards were authorized pursuant to the 2001 Plan which has been approved by the Company’s stockholders.
(b)	Amounts shown include 653,907 options outstanding and unexercised under the CCUK Exchange Options at a weighted average exercise price of $3.73.

3.   Ratification of Appointment of Independent Public Accountants

The Audit Committee of the Board has appointed KPMG LLP to continue to serve as CCIC’s independent public accountants for 2004. KPMG LLP has served as CCIC’s independent public accountants since 1995. In the event the stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee.

The Company expects a representative of KPMG LLP to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.

The Company was billed for professional services provided during fiscal years 2002 and 2003 by KPMG LLP in the amounts set forth in the following table.

Services Provided	2002	2003
Audit Fees (a)	$1,060,000	$1,446,000
Audit-Related Fees (b)	85,000	487,000
Tax Fees (c)	417,000	580,000
All Other Fees (d)	—	—

Total	$1,562,000	$2,513,000

(a)	Represents the aggregates fees billed for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q and other services normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.
(b)	Represents the aggregate fees billed for assurance and related services by KPMG LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements not reported as “Audit Fees”. Audit-related fees for 2003 include services relating to potential transactions and audits of employee benefit plans. Audit-related fees for 2002 include services relating to potential transactions and audits of employee benefit plans.
(c)	Represents the aggregate fees billed for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning. Tax fees for 2002 consist of (1) tax compliance, planning and preparation services of $300,000 and (2) tax consulting and advisory services of $117,000. Tax fees for 2003 consist of (1) tax compliance, planning and preparation services of $288,603 and (2) tax consulting and advisory services of $291,202.
(d)	No products or services were provided to the Company by KPMG LLP other than those reported as audit, audit-related or tax fees.

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as the Company’s independent public accountants for the year 2004.

4.   Stockholder Proposal Regarding the MacBride Principles

A stockholder has advised the Company that it intends to present the following resolution at the Annual Meeting. In accordance with the applicable proxy statement regulations, the proposed resolution and supporting statement, for which the Board and the Company accept no responsibility, are set forth below. The Company will provide the name and address of the proponent of the stockholder proposal below and the number of shares of the Company’s voting securities the proponent holds upon oral or written request for such information. Requests may be sent to the Corporate Secretary, 510 Bering Drive, Suite 500, Houston, Texas 77057 or submitted by calling 713-570-3000.

Northern Ireland—MacBride Principles

WHEREAS, Crown Castle International Corp. has a subsidiary with operations in Northern Ireland;

WHEREAS, the securing of a lasting peace in Northern Ireland encourages us to promote means for establishing justice and equality;

WHEREAS, employment discrimination in Northern Ireland was cited by the International Commission of Jurists as being one of the major causes of sectarian strife;

WHEREAS, Dr. Sean MacBride, founder of Amnesty International and Nobel Peace laureate, has proposed several equal opportunity employment principles to serve as guidelines for corporations in Northern Ireland. These include:

1.	Increasing the representation of individuals from underrepresented religious groups in the workforce including managerial, supervisory, administrative, clerical and technical jobs.

2.	Adequate security for the protection of minority employees both at the workplace and while traveling to and from work.

3.	The banning of provocative religious or political emblems from the workplace.

4.	All job openings should be publicly advertised and special recruitment efforts should be made to attract applicants from underrepresented religious groups.

5.	Layoff, recall, and termination procedures should not in practice, favor particular religious groupings.

6.	The abolition of job reservations, apprenticeship restrictions, and differential employment criteria, which discriminate on the basis of religion or ethnic origin.

7.	The development of training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees.

8.	The establishment of procedures to assess, identify and actively recruit minority employees with potential for further advancement.

9.	The appointment of a senior management staff member to oversee the company’s affirmative action efforts and the setting up of timetables to carry out affirmative action principles.

RESOLVED, Shareholders request the Board of Directors to:

Make all possible lawful efforts to implement and/or increase activity on each of the nine MacBride Principles.

Stockholder’s Supporting Statement

We believe that our company benefits by hiring from the widest available talent pool. An employee’s ability to do the job should be the primary consideration in hiring and promotion decisions.

Implementation of the MacBride Principles by Crown Castle International Corp. will demonstrate its concern for human rights and equality of opportunity in its international operations.

Please vote your proxy FOR these concerns.

Board’s Statement in Opposition to Stockholder Proposal

Under this proposal, the Company is being asked to implement the MacBride Principles. The objective of the MacBride Principles is to eliminate employment discrimination in Northern Ireland. The Company supports this objective and is committed to non-discrimination and equal opportunity. However, the Board recommends a vote against the proposal.

The Company has already taken steps to provide equal employment opportunity in Northern Ireland, regardless of religious affiliation. The Company’s policy and practice is to provide equal opportunity employment in all locations without regard to race, color, religious belief, gender, age, national origin, sexual orientation or disability. Northern Ireland is no exception. We make decisions regarding the hiring, promotion and termination of our employees based on the experience and qualifications needed to satisfy individual job requirements and without regard to religious or ethnic background. Similarly, our recruiting procedures are designed to provide equal opportunity.

If the MacBride Principles were adopted, the Company would be accountable to two sets of similar, but not identical, fair employment guidelines. This potential conflict is neither necessary nor desirable. The Board believes the Company has taken the steps needed to provide equal employment opportunity in Northern Ireland. The Board does not believe that endorsement of the MacBride Principles is necessary, appropriate, or in the best interest of the Company and its stockholders.

The Board recommends a vote AGAINST this proposal regarding the MacBride Principles

III.    BOARD OF DIRECTORS

Nominees for Director

Class III—For a Term Expiring in 2007

Randall A. Hack

Principal Occupation: Senior Managing Director, Nassau Capital

Age: 56

Director Since: 1997

Randall A. Hack was elected as a director of CCIC in February 1997. Mr. Hack has served since 1995 as a Senior Managing Director of Nassau Capital L.L.C., an investment firm that he co-founded. Nassau Capital manages a $300 million portfolio of investments in private companies exclusively on behalf of Princeton University’s endowment. From 1990 to January 1995, Mr. Hack served as President of the

Princeton University Investment Company (“PRINCO”), which has management responsibility for Princeton’s $9 billion endowment. From 1978 to 1988, he served as President and CEO of Matrix Development Company, a commercial and industrial real estate development firm that he founded. Mr. Hack currently serves as an Advisory Director of Berkshire Partners LLC, a private equity investment firm based in Boston with approximately $3.5 billion of capital under management. Mr. Hack holds a number of corporate directorships, including Affordable Residential Communities, a public company which acquires, rehabilitates and operates manufactured housing communities; Vector Global Services, Inc., a private company providing service-based computing solutions; Output Exploration L.L.C. (“OPEX”), a private company engaged in oil and gas exploration production; and FiberTower Corporation, a private company serving wireless carriers in the telecommunications business. Mr. Hack is currently a Trustee of Quebec Labrador Foundation and Deerfield Academy.

Edward C. Hutcheson, Jr.

Principal Occupation: Individual Investor and Consultant

Age: 58

Director Since: 1999 (with prior service as a director from 1995 to 1999)

Edward C. Hutcheson, Jr. has served as a director of CCIC from January 1995 until February 1999 and from July 1999 until the present. Mr. Hutcheson co-founded CCIC in 1994 and served as Chief Executive Officer or Chairman from its inception until March 1997. Since February 2000, Mr. Hutcheson has been involved in private investment activities. From March 1997 until February 2000, he served in several capacities, including Chief Operating Officer, with Sanders Morris Harris Group (“SMHG”), a publicly owned financial services company, and its predecessor companies. From 1987 through 1993, he served in senior management roles with Baroid Corporation, a publicly owned petroleum services company. He served as President, Chief Operating Officer and a director of the Baroid holding company from 1990 through 1993. Mr. Hutcheson also serves on the board of directors of Trico Marine Services, a publicly held provider of marine support vessels to the oil and gas industry.

J. Landis Martin

Principal Occupation: Chairman and CEO, Titanium Metals Corporation

Age: 58

Director Since: 1999 (with prior service as a director from 1995 to 1998)

J. Landis Martin has been a director of CCIC from 1995 through November 1998 and November 1999 to the present. Mr. Martin has served as Chairman of the Board of Directors of CCIC since May 2002.

Mr. Martin has been Chairman and CEO of Titanium Metals Corporation (“TIMET”), a publicly held integrated producer of titanium metals since January 1994. Mr. Martin served as President and CEO of NL Industries, Inc. (“NL”), a publicly held manufacturer and marketer of titanium dioxide chemicals from 1987 to 2003 and as a director from 1986 to 2003. From 1990 until its acquisition by Dresser Industries, Inc. (“Dresser”) in 1994, Mr. Martin served as Chairman of the Board and CEO of Baroid Corporation, a publicly owned petroleum services company. Mr. Martin is also a director of Halliburton Company; Apartment Investment Management Corporation, a public real estate investment trust; and Trico Marine Services, Inc., which provides marine support services to the oil and gas industry.

Directors Continuing in Office

Class I—Term Expiring in 2005

Dale N. Hatfield

Principal Occupation: Adjunct Professor, Interdisciplinary Telecommunications Program,

University of Colorado at Boulder

Age: 66

Director Since: 2001

Dale N. Hatfield was appointed a Director of CCIC in July 2001. Mr. Hatfield has been an Adjunct Professor in the Department of Interdisciplinary Telecommunications at the University of Colorado at Boulder since April 2002. Before assuming his current position, Mr.

Hatfield had been the Chair of the Interdisciplinary Telecommunications Program at the University of Colorado at Boulder since January 2001. Prior to assuming that position, Mr. Hatfield was the Chief of the Office of Engineering and Technology at the Federal Communications Commission and, immediately before that, he was the agency’s Chief Technologist. He retired from the FCC and government service in December 2000. Before joining the FCC in December 1997, he was Chief Executive Officer of Hatfield Associates, Inc., a Boulder, Colorado based multidisciplinary telecommunications consulting firm. Prior to founding Hatfield Associates in 1982, Mr. Hatfield was Deputy Assistant Secretary of Commerce for Communications and Information and Deputy Administrator of the National Telecommunications and Information Administration (“NTIA”). Before moving to NTIA, Mr. Hatfield was Chief of the Office of Plans and Policy at the FCC. Mr. Hatfield has received numerous professional excellence awards from industry, academia and government.

Lee W. Hogan

Principal Occupation: Individual Investor

Age: 59

Director Since: 2001

Lee W. Hogan was appointed as a director of CCIC in March 2001. Mr. Hogan served as President and CEO of SFM Limited from March 2001 to December 2001. Mr. Hogan served as an officer and director of Reliant Energy Inc. (“Reliant”), a public diversified international energy services and energy delivery company, from 1990 to 2000. During his tenure at Reliant, Mr. Hogan served as vice chairman and as one of four members of The Office of the Chief Executive Officer, the principal management policy instrument of Reliant. In addition, he served on the finance committee of Reliant’s Board of Directors. Previously, Mr. Hogan served as CEO of Reliant’s Retail Energy Group, president and CEO of Reliant’s International Business Group (directing energy operations in Asia, Europe and Latin America), and in a variety of capacities for Reliant’s Houston Lighting & Power subsidiary. Mr. Hogan was the founding president of The Greater Houston Partnership, a business advocacy organization, where he served from 1987 to 1990. During that same time, he was a member of the Board of Directors of St. Luke’s Episcopal Hospital, M.D. Anderson Cancer Center Outreach Corporation, The Texas Medical Center and The Salvation Army.

Robert F. McKenzie

Principal Occupation: Individual Investor

Age: 60

Director Since: 1995

Robert F. McKenzie was elected as a director of CCIC in 1995. From 1990 to 1994, Mr. McKenzie was the Chief Operating Officer and a director of OneComm, Inc., a mobile communications provider that he helped found in 1990. From 1980 to 1990, he held general management positions with Northern Telecom, Inc., a supplier of telecommunications equipment, and was responsible for the marketing and support of its Meridian Telephone Systems and Distributed Communications networks to businesses throughout the Western United States. Since 1995, Mr. McKenzie has sought to help develop telecommunications companies as an independent investor and a director, including Cordillera Communications Corporation, CO Space and Velocom Inc. Mr. McKenzie currently also serves on the Board of Directors of Vector ESP, Inc., a private company that helps customers implement server-based computing solutions.

Directors Continuing in Office

Class II—Term Expiring in 2006

Carl Ferenbach

Principal Occupation: Managing Director, Berkshire Partners LLC

Age: 62

Director Since: 2002 (with prior service as a director from 1995 to 2001)

Carl Ferenbach rejoined the Board in July 2002. Prior to such time, Mr. Ferenbach served on the Board from 1995 to 2001, including as Chairman of the Board from April 1997 to May 1999. Since its founding in 1986, Mr. Ferenbach has been a Managing Director of Berkshire Partners LLC, a private equity investment firm that manages six investment funds with approximately $3.5 billion of capital under management. Mr. Ferenbach also serves as a Managing Director of the general partners of Berkshire’s six investment funds and of related coinvestment partnerships. In addition, Mr. Ferenbach currently serves as Chairman of the Board of Directors of English, Welsh & Scottish Railway Holdings Limited and US Can Company.

Ari Q. Fitzgerald

Principal Occupation: Partner with Hogan & Hartson L.L.P.

Age: 41

Director Since: 2002

Mr. Fitzgerald was appointed a director of CCIC in August 2002. Mr. Fitzgerald is currently a partner in the Washington, D.C. office of Hogan & Hartson L.L.P., and is a member of that firm’s Communications Group where he concentrates on wireless, international and internet-related issues. Prior to joining Hogan & Hartson, Mr. Fitzgerald was an attorney with the Federal

Communications Commission (“FCC”) from 1997 to 2001. While at the FCC he served for nearly three years as legal advisor to FCC Chairman William Kennard and later as deputy chief of the FCC’s International Bureau. Prior to joining the FCC, Mr. Fitzgerald was an attorney in the Office of Legal Counsel of the U.S. Department of Justice. He also served as legal counsel to former U.S. Senator Bill Bradley. Prior to working for the U.S. Department of Justice, Mr. Fitzgerald worked as an attorney for the international law firm of Sullivan & Cromwell LLP. Mr. Fitzgerald also worked as a financial analyst for the investment bank First Boston before entering law school.

John P. Kelly

Principal Occupation: President and Chief Executive Officer

Age: 46

Director Since: 2000

John P. Kelly was elected as a director of CCIC in May 2000 and was appointed President and Chief Executive Officer of CCIC in August 2001. Prior to his appointment as CEO, he served as President and Chief Operating Officer of CCIC. Mr. Kelly joined CCIC in July 1998, and was named President and COO of Crown Communication, Inc. in December of that year. From January 1990 to

July 1998, Mr. Kelly was the President and Chief Operating Officer of Atlantic Cellular Company L.P. From December 1995 to July 1998, Mr. Kelly was also President and Chief Operating Officer of Hawaiian Wireless, Inc., an affiliate of Atlantic Cellular. He currently serves on the Board of Directors and is Chairman of the PCIA, the Wireless Infrastructure Association.

William D. Strittmatter

Principal Occupation: Vice President of GE Capital and Chief Risk Officer for GE Commercial Finance

Age: 47

Director Since: 1999

William D. Strittmatter has been a director of CCIC since November 1999. He is the Vice President of GE Capital and Chief Risk Officer for GE Commercial Finance (“GECF”). In that capacity he is responsible for the worldwide credit and risk management functions for GECF. Prior to his current position, Mr. Strittmatter held the office of

Managing Director—Telecommunications for the Structured Finance Group of GE Capital (“SFG”) and prior to that, Managing Director and head of SFG’s Commercial and Industrial financing business. Before being appointed as a Managing Director of SFG, Mr. Strittmatter was SFG’s Chief Credit Officer. Mr. Strittmatter joined GE Capital in 1982 and has held various positions in finance, operations and marketing. From 1978 to 1980, Mr. Strittmatter was a CPA with the Rochester, New York office of the accounting firm Main Hurdman. Mr. Strittmatter is the nominee of GE Capital for election as a director of CCIC pursuant to the terms of CCIC’s 8¼% Convertible Preferred Stock.

IV.  INFORMATION ABOUT THE BOARD OF DIRECTORS

Meetings

During 2003, the Board held five regular meetings and seven special meetings. All incumbent directors attended more than 75% of the total number of meetings of the Board during the period which they were a director, except Mr. Hatfield. All incumbent directors attended more than 75% of the total number of meetings of all committees on which they served during the period which they were a director, except Mr. Hatfield.

The Company’s Corporate Governance Guidelines provide that, while the Board understands that scheduling conflicts may arise resulting in absences, the Board strongly encourages each director to attend the Company’s annual meeting of stockholders. Each of the directors serving on the Board attended the Company’s 2003 annual meeting of stockholders.

Committees

The Board has four standing committees: Audit Committee, Compensation Committee, Nominating & Corporate Governance Committee and Strategy Committee. Copies of the committee charters of each of the of the Audit Committee, Compensation Committee and the Nominating & Corporate Governance Committee, together with certain other corporate governance materials, including the Financial Code of Ethics, can be found under the Investor Relations section of the Company’s website at http://investor.crowncastle.com. The Audit Committee Charter is set forth on Appendix C hereto. A summary of each committee’s function is set forth below.

•	Audit Committee

Members: Mr. Strittmatter (Chairman), Mr. Hack, Mr. Hogan and Mr. McKenzie—all independent directors, as defined under NYSE listing standards and SEC rules.

Number of Meetings in 2003: 27

Functions:  The functions of the Audit Committee include:

•	provide assistance to the Board in fulfilling its oversight responsibility relating to:

•	the Company’s financial statements and accounting practices;

•	the quality and integrity of the financial statements and other financial information the Company provides to any governmental body or the public;

•	the Company’s compliance with legal and regulatory requirements;

•	the qualifications and independence of the Company’s independent external auditors (“Auditors”);

•	the performance of the Company’s internal audit function and the Auditors;

•	the Company’s systems of internal controls and internal audit function;

•	select and engaging the Auditors to audit the financials statements of the Company; and

•	approve audit and non-audit services to be performed by the Auditors.

Audit Committee Financial Expert:  The Board has determined that Lee W. Hogan meets the requirements of an “audit committee financial expert” pursuant to applicable SEC rules. For information regarding Mr. Hogan’s business experience, see “III. Board of Directors.”

For additional information regarding the Audit Committee, see “VIII. Audit Committee Matters.”

•	Compensation Committee

Members:  Mr. Hogan (Chairman), Mr. Ferenbach and Mr. Fitzgerald—all independent directors, as defined under NYSE listing standards.

Number of Meetings in 2003: 6

Functions:  The functions of the Compensation Committee include:

•	assist the Board with its responsibilities relating to compensation of executives of the Company;

•	design, recommend, administer and evaluate the executive compensation plans, policies and programs of the Company;

•	oversee administration of the Company’s incentive compensation and equity based compensation plans;

•	review and recommend to the independent directors of the Board the compensation of the CEO;

•	review and recommend to the Board the compensation of the CEO’s direct reports and certain other senior officers of the Company and its subsidiaries (“Specified Officers”); and

•	generally review and monitor compensation for employees other than the CEO and the Specified Officers.

For additional information regarding the Compensation Committee, see “VII. Executive Compensation—Compensation Committee 2003 Report.”

•	Nominating & Corporate Governance Committee

Members:  Mr. Hutcheson (Chairman), Mr. Fitzgerald, Mr. Hatfield and Mr. Martin—all independent directors, as defined under NYSE listing standards.

Number of Meetings in 2003: 4

Functions:  The functions of the Nominating & Corporate Governance Committee include:

•	assist the Board by identifying individuals qualified to become Board members and recommend director nominees for election by the stockholders or for appointment to fill vacancies;

•	recommend to the Board director nominees for each committee of the Board;

•	advise the Board about director compensation and make recommendations to the Board with respect thereto;

•	advise the Board about appropriate composition of the Board and its committees;

•	advise the Board about and recommend to the Board appropriate corporate governance practices and assist the Board in implementing those practices; and

•	oversee the periodic evaluation of the Board and its committees.

Consideration of Director Nominees:  The Nominating & Corporate Governance Committee has the authority to recommend nominees for election as directors to the Board. In considering candidates for the Board, the Nominating & Corporate Governance Committee considers the entirety of each candidate’s credentials and currently does not maintain any specific minimum qualifications that must be met by a Nominating & Corporate Governance Committee recommended nominee.

While the Nominating & Corporate Governance Committee does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, the committee will generally consider, among other factors, whether prospective nominees are able to read and understand basic financial statements, have relevant business experience, have industry or other specialized expertise and have high moral character. The Nominating & Corporate Governance Committee may attribute greater or lesser significance to different factors at particular times depending upon the needs of the Board, its composition, or the Nominating & Corporate Governance Committee’s perception about future issues and needs.

The Nominating & Corporate Governance Committee may consider candidates for the Board from any reasonable source, including from a search firm engaged by the committee or through stockholder recommendations (provided the procedures set forth below in section “IX. Other Matters—Stockholder Recommendation of Director Candidates” are followed). The Nominating & Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a stockholder or not. However, in evaluating a candidate’s relevant experience, the Nominating & Corporate Governance Committee may consider previous experience as a member of the Board.

•	Strategy Committee

Members:  Mr. Ferenbach (Chairman), Mr. Hack, Mr. Hatfield, Mr. Hutcheson, Mr. Kelly, Mr. McKenzie—all independent directors, except Mr. Kelly, CCIC’s President and Chief Executive Officer.

Number of Meetings in 2003: 9

Functions:  The functions of the Strategy Committee include:

•	support the Company’s executive management in developing and overseeing the Company’s strategic initiatives;

•	provide management with guidance and oversight on strategy development and execution; and

•	act as an advisor to the Board and management on strategy-related issues and direction.

Board Compensation and Relationships

•	Independence. To assist in its determination of the independence of members of the Board, the Board has adopted certain categorical standards, as set forth on Appendix B hereto. The Board has affirmatively determined, taking into account such categorical standards, that each member of the Board, except Mr. Kelly (CCIC’s President and Chief Executive Officer), has no material relationship with CCIC and is an independent director, as defined under NYSE listing standards.

•	Compensation Plan. The Board maintains a compensation arrangement for independent directors of CCIC as described below.

•

Retainer and Fees. Each independent director of CCIC receives an annual retainer of $20,000 ($30,000 for the Audit Committee chairman and $25,000 for each other Board committee chairman) paid quarterly and reimbursement of reasonable incidental expenses. Each independent director also receives $1,500 for attendance at each Board meeting held “in person” and $1,000 for attendance at each Board meeting held by conference call. In addition, each independent director receives $1,500 for each

Board committee meeting attended (plus, in the case of a Board Committee Chairman, an additional $1,000 for each committee meeting after the fourth such meeting in any given year).

•	Equity Compensation. Historically, at the first Board meeting of each year, CCIC has granted each independent director an equity-based award as a component of compensation for service on the Board. In both 2003 and 2004, the Board retained the services of the executive compensation consulting firm Towers Perrin to conduct research regarding equity compensation standards and trends for independent directors. Following receipt and review of the Towers Perrin analysis in both 2003 and 2004, the Board approved the granting of shares of Common Stock, pursuant to the Company’s 2001 Stock Incentive Plan, to the independent directors. At the first Board meeting of 2003, the Chairman of the Board, Mr. Martin, was granted 25,000 shares of Common Stock and each other independent director was granted 10,000 shares of Common Stock. At the first Board meeting of 2004, Mr. Martin was granted 8,400 shares of Common Stock and each other independent director was granted 3,375 shares of Common Stock.
•	Other Compensation. Each independent director is eligible to participate, at his cost and election, in the Company’s medical and dental plans. A director who is also an employee of the Company receives no additional compensation for services as a director.

•	Certain Relationships and Related Transactions. On November 19, 1999, GE Capital Structured Finance Group, or SFG, made a $200,000,000 strategic investment in CCIC in exchange for 200,000 shares of CCIC’s 8¼% Convertible Preferred Stock and warrants to purchase 1,000,000 shares of Common Stock. The warrants have an exercise price of $26.875 per share and are exercisable, in whole or in part, at any time for a period of five years following the issue date. The net proceeds of this investment were used to pay a portion of the purchase price for CCIC’s transaction with GTE Wireless. The agreements relating to the 8¼% Convertible Preferred Stock investment provide that so long as GE Capital or its permitted transferees hold at least 50% of such 8¼% Convertible Preferred Stock, GE Capital will have the right to designate one nominee to be a member of the Board. William D. Strittmatter has served as a director of CCIC as the nominee of GE Capital since November 1999 and is also Vice President of GE Capital and Chief Risk Officer for GE Commercial Finance.

During 2003 and the first quarter of 2004, the Company retained the law firm of Hogan & Hartson L.L.P. to provide certain regulatory legal counsel, including with respect to FCC Auction 46 and the use of the spectrum acquired in such auction. Mr. Fitzgerald, a director of CCIC, is a partner with Hogan & Hartson L.L.P.

V. EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is certain information relating to the current executive officers of the Company. Biographical information with respect to Mr. Kelly is set forth above under “III. Board of Directors.”

Name	Age	Position
John P. Kelly	46	President and Chief Executive Officer
Peter G. Abery	56	President and Chief Operating Officer, Crown Castle UK Limited
E. Blake Hawk	54	Executive Vice President and General Counsel
W. Benjamin Moreland	40	Executive Vice President, Chief Financial Officer and Treasurer
Michael T. Schueppert	38	Senior Vice President—Business Development
Edward W. Wallander	46	President and Chief Operating Officer, Crown Castle USA Inc.

Peter G. Abery became President and Managing Director of Crown Castle UK Limited (“CCUK”) effective January 2002. Prior to that time, Mr. Abery had served as Managing Director of Crown Castle Australia Holdings Pty Ltd. and its subsidiary, Crown Castle Australia Pty Ltd. From October 1997 to January 2000, Mr. Abery was Managing Director of Vodafone Network in Australia. Prior to joining Vodafone, Mr. Abery had held various positions with Telstra (a publicly traded Australian telecommunications and information services company), including Managing Director of Domestic Wholesale Business and Director of Strategy since 1993. Mr. Abery has over 30 years experience in the telecommunications industry.

E. Blake Hawk has been Executive Vice President and General Counsel of CCIC since February 1999. Mr. Hawk was an attorney with Brown, Parker & Leahy, LLP (merged into Thompson & Knight LLP) in Houston, Texas from 1980 to 1999 and became a partner with the firm in 1986. Mr. Hawk was licensed by the State Bar of Texas in 1976 and certified as a Certified Public Accountant (Texas) in 1976.

W. Benjamin Moreland was appointed Chief Financial Officer and Treasurer of CCIC in April 2000. Prior to being appointed CFO, he had served as Senior Vice President and Treasurer of CCIC and its domestic subsidiaries since October 1999. Mr. Moreland joined CCIC following 15 years with Chase Manhattan Bank, primarily in corporate finance and real estate investment banking. He is responsible for all treasury functions, banking relationships and general corporate financing activities for CCIC. Mr. Moreland was promoted to Executive Vice President in February 2004.

Michael T. Schueppert was appointed Senior Vice President—Business Development in July 2000. Prior to being appointed Senior Vice President, he had served as Director of Sales & Marketing for CCUK since September 1997. Prior to joining CCUK, Mr. Schueppert held a variety of sales and marketing positions with Cable & Wireless (a publicly traded global telecommunications company) in the UK and other countries.

Edward W. Wallander became President and Chief Operating Officer of Crown Castle USA in April 2000. Prior to being appointed to these positions, Mr. Wallander had served as Senior Vice President and Chief Information Officer of CCIC since April 1998. From August 1990 to April 1998, Mr. Wallander worked for PNC Bank in various capacities including Senior Vice President and Chief Operating Officer of PNC Brokerage Corp. Prior to joining PNC Bank, Mr. Wallander was a commercial real estate lender with Mellon Bank, N.A. and a Certified Public Accountant for Ernst & Young, L.L.P.

VI. SECURITY OWNERSHIP OF CCIC

Management Ownership

The table below shows the beneficial ownership as of April 1, 2004 of CCIC’s capital stock held by each of the directors, nominees for director, executive officers named in the Summary Compensation Table below (see “VII. Executive Compensation—Summary Compensation Table”) and all directors and executive officers as a group. This table also gives effect to shares that may be acquired pursuant to options, warrants or other convertible securities within 60 days after April 1, 2004.

		Shares Beneficially Owned
Executive Officers and Directors(a)	Title of Class	Number(b)	Percent(c)
Peter G. Abery (d)	Common Stock(e)	266,786	*
Carl Ferenbach (f)	Common Stock	379,827	*
Ari Q. Fitzgerald (g)	Common Stock(h)	38,375	*
Randall A. Hack (i)	Common Stock(j)	305,326	*
Dale N. Hatfield (k)	Common Stock(l)	68,375	*
E. Blake Hawk	Common Stock(m)	945,785	*
Lee W. Hogan (n)	Common Stock(o)	111,050	*
Edward C. Hutcheson, Jr. (p)	Common Stock(q)	179,591	*
John P. Kelly (r)	Common Stock(s)	1,765,650	*
J. Landis Martin (t)	Common Stock(u)	477,362	*
Robert F. McKenzie (v)	Common Stock(w)	105,562	*
W. Benjamin Moreland	Common Stock(x)	737,092	*
William D. Strittmatter (y)	Common Stock(z)	0	*
Edward W. Wallander (aa)	Common Stock(bb)	672,149	*
Directors and Executive Officers as a group (15 persons total)	Common Stock(cc)	6,469,119	2.87%

*	Less than 1%
(a)	Except as otherwise indicated, the address of each person in this table is c/o Crown Castle International Corp., 510 Bering Drive, Suite 500, Houston, Texas 77057. Unless otherwise indicated, each of the persons listed in this table may be deemed to have sole voting and investment power with respect to the shares beneficially owned by such persons.
(b)

As used in the footnotes to this table below, “2003 Restricted Stock” means certain shares of restricted stock granted by CCIC in January 2003, pursuant to its 2001 Stock Incentive Plan, which generally vest (i.e., the transfer and forfeiture restrictions terminate) in the largest aggregate number of shares vesting pursuant to either (i) Time Vesting (defined below) or (ii) Performance Vesting (defined below). The 2003 Restricted Stock vests over time at 10%, 15%, 20%, 25% and 30% respectively, on each November 14 for the years 2003 through 2007 (“Time Vesting”). If and when the Common Stock closes at or above per share prices equal to $5.54, $8.30 and $12.45 for 20 consecutive trading days, 33% of the 2003 Restricted Stock performance vests upon reaching each price target (“Performance Vesting”). On each of April 29, 2003 and

July 30, 2003, 33% of the 2003 Restricted Stock vested as a result of the Performance Vesting targets being met at $5.54 and $8.30, respectively, on such dates. As used in the footnotes to this table below, “2004 Restricted Stock” means certain shares of restricted stock granted by CCIC to the named executive officers in March 2004, pursuant to the 2001 Stock Incentive Plan. The terms of the 2004 Restricted Stock provide for (1) Time Vesting at 10%, 20%, 30% and 40%, respectively, on each February 26 for the years 2005 through 2008 and (2) Performance Vesting of 33% of the Restricted Stock if and when the Common Stock closes at or above per share prices equal to $14.81, $18.52, and $23.14 for 20 consecutive trading days.

(c)	Pursuant to SEC rules, Common Stock percentages are based on the number of outstanding securities as of April 1, 2004.
(d)	Mr. Abery is the President and Managing Director of Crown Castle UK Limited, and his principal business address is Warwick Technology Park, Gallows Hill, Warwick CV346TN, United Kingdom.
(e)	Includes (1) options to purchase 76,828 shares of Common Stock, (2) 66,666 shares of 2003 Restricted Stock, and (3) 63,292 shares of 2004 Restricted Stock.
(f)	Mr. Ferenbach’s principal business address is c/o Berkshire Partners LLC, One Boston Place, Suite 3300, Boston, Massachusetts 02108.
(g)	Mr. Fitzgerald’s principal business address is c/o Hogan & Hartson, L.L.P., 555 Thirteenth Street, N.W., Washington, DC 20004.
(h)	Represents 13,375 shares of Common Stock and options to purchase 25,000 shares of Common Stock collectively held on behalf of Hogan & Hartson L.L.P. Mr. Fitzgerald has sole voting and shared investment power with respect to all such shares but has no other interest in such shares except to the extent of his pecuniary interest in Hogan & Hartson L.L.P.
(i)	Mr. Hack’s principal business address is c/o Nassau Capital LLC, 22 Chambers St., Princeton, New Jersey 08542.
(j)	Includes (1) options to purchase 40,000 shares of Common Stock, (2) 150,855 shares held by an investment entity of which Mr. Hack’s spouse has sole voting and dispositive power, and (3) options to purchase 35,000 shares of Common Stock and warrants to acquire 50,000 shares of Common Stock held by Nassau Capital LLC and its affiliates. Mr. Hack disclaims beneficial ownership of the shares held by such investment entity and the shares represented by the options and warrants held by Nassau Capital LLC and its affiliates.
(k)	Mr. Hatfield’s principal business address is University of Colorado at Boulder, Engineering Center ECOT-317, Campus Box 530 UCB, Boulder, Colorado 80309-0530.
(l)	Includes options to purchase 40,000 shares of Common Stock.
(m)	Includes (1) options to purchase 506,623 shares of Common Stock, (2) 71,666 shares of 2003 Restricted Stock, (3) 52,762 shares of 2004 Restricted Stock, (4) options to purchase 30,000 shares of Common Stock held by a trust, of which Mr. Hawk is the trustee, for the benefit of Mr. Hawk’s child, and (5) 55,000 shares of Common Stock owned by Mr. Hawk’s spouse, with respect to which Mr. Hawk may be deemed to have shared voting and investment power. Mr. Hawk disclaims beneficial ownership of the 55,000 shares of Common Stock held by his spouse.
(n)	Mr. Hogan’s principal business address is 5312 Bayou Glen, Houston, Texas 77056.
(o)	Includes options to purchase 40,000 shares of Common Stock.
(p)	Mr. Hutcheson’s principal business address is 510 Bering Drive, Suite 300, Houston, Texas 77057.

(q)	Includes options to purchase 50,000 shares of Common Stock.
(r)	Mr. Kelly’s principal business address is c/o Crown Castle International Corp., 2000 Corporate Drive, Canonsburg, Pennsylvania 15317.
(s)	Includes (1) options to purchase 1,071,299 shares of Common Stock, (2) 200,000 shares of 2003 Restricted Stock, and (3) 154,341 shares of 2004 Restricted Stock.
(t)	Mr. Martin’s principal business address is c/o Titanium Metals Corporation, 1999 Broadway, Suite 4300, Denver, Colorado 80202.
(u)	Includes (1) options to purchase 45,000 shares of Common Stock, (2) warrants to acquire 8,000 shares of Common Stock, and (3) 2,000 shares of Common Stock held in a trust, of which Mr. Martin is the Trustee, for the benefit of Mr. Martin’s children.
(v)	Mr. McKenzie’s principal business address is P. O. Box 3906, 1496 Bruce Creek Road, Eagle, Colorado 81631-3906.
(w)	Includes options to purchase 82,812 shares of Common Stock. Excludes options to purchase 10,000 shares of Common Stock held by Mr. McKenzie pursuant to a divorce agreement dated August 18, 2000 for the benefit of his ex-wife; Mr. McKenzie disclaims beneficial ownership of such options held for his ex-wife.
(x)	Includes (1) options to purchase 334,231 shares of Common Stock, (2) 100,000 shares of 2003 Restricted Stock, and (3) 102,861 shares of 2004 Restricted Stock.
(y)	Mr. Strittmatter’s principal business address is c/o GE Capital, 260 Long Ridge Road, Stamford, Connecticut 06927.
(z)	Mr. Strittmatter is the nominee of GE Capital for election as a director of CCIC pursuant to the terms of CCIC’s 8¼% Convertible Preferred Stock. GE Capital’s holdings of CCIC securities includes (1) options to purchase 45,000 shares of Common Stock held by GE Capital, (2) warrants to acquire 1,000,000 shares of Common Stock held by GE Capital, and (3) 7,441,860 shares of Common Stock issuable upon conversion of the 200,000 shares of 8¼% Convertible Preferred Stock held by GE Capital. Mr. Strittmatter does not have voting power or investment power with respect to any such GE Capital securities and disclaims beneficial ownership of all such shares.
(aa)	Mr. Wallander’s principal business address is c/o Crown Castle International Corp., 2000 Corporate Drive, Canonsburg, Pennsylvania 15317.
(bb)	Includes (1) options to purchase 388,770 shares of Common Stock, (2) 75,000 shares of 2003 Restricted Stock, and (3) 63,317 shares of 2004 Restricted Stock.
(cc)	Includes (1) options to purchase 2,979,463 shares of Common Stock, (2) warrants to acquire 58,000 shares of Common Stock, (3) 546,664 shares of 2003 Restricted Stock, and (4) 457,163 shares of 2004 Restricted Stock.

Other Security Ownership

The following is a tabulation as of April 1, 2004 of those stockholders of CCIC who own beneficially in excess of 5% of each class of CCIC voting securities.

		Shares Beneficially Owned
Beneficial Owner	Title of Class	Number	Percent(a)
SPO Partners & Co. (b) (including affiliates and related investment funds)	Common Stock	32,295,163	14.54%
591 Redwood Highway, Suite 3215 Mill Valley, CA 94941

Goldman Sachs Asset Management, L.P. (c)	Common Stock	31,406,774	14.14%
32 Old Slip New York, NY 10005

FMR Corp. (d) (including affiliates and related investment funds)	Common Stock	21,120,991	9.43%
82 Devonshire St. Boston, MA 02109

T. Rowe Price Associates, Inc. (e)	Common Stock	16,462,308	7.41%
100 E. Pratt Street Baltimore, MD 21202

General Electric Capital Corporation (f)	8¼% Cumulative	200,000	100.00%
120 Long Ridge Road Stamford, CT 06927	Convertible Redeemable Preferred Stock

(a)	Pursuant to SEC rules, except as noted below, Common Stock percentages are based on the number of outstanding shares of Common Stock as of April 1, 2004.

(b)

The number of shares shown is based on an amendment to Schedule 13D filed jointly on June 25, 2003 by the following (collectively, the “SPO Reporting Persons”): SPO Partners II, L.P. (“SPO”), SPO Advisory Partners, L.P. (“SPO Advisory Partners”), San Francisco Partners, L.P. (“SFP”), SF Advisory Partners, L.P. (“SF Advisory Partners”), SPO Advisory Corp. (“SPO Advisory Corp.”), Cranberry Lake Partners, L.P. (“CLP”), The John H. Scully Trust, dated October 1, 2003 (“Scully Trust”), Phoebe Snow Foundation, Inc. (“PS Foundation”), John H. Scully (“JHS”), Oberndorf Foundation (“O Foundation”), William E. Oberndorf (“WEO”), William J. Patterson (“WJP”), Edward H. McDermott (“EHM”), Brian Scully (“BS”), Vincent Scully (“VS”), Betty Jane Weimer (“BJW”), Michael B. Yuen (“MBY”), Kurt C. Mobley (“KCM”) and Oberndorf Family Partners (“OFP”). The Schedule 13D states that the SPO Reporting Persons may be deemed to constitute a “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (“Exchange Act”), although neither the fact of such filing nor anything contained therein shall be deemed to be an admission by the SPO Reporting Persons that a group exists. The number of shares shown also reflects information contained in Form 4s filed since the date of the Schedule 13D by SPO Advisory Corp., JHS, PS Foundation and the Scully Trust.

The Schedule 13D amendment provides, among other things, the following information regarding beneficial ownership of Common Stock by the SPO Reporting Persons pursuant to Rule 13d-3 of the Exchange Act (percentage interest calculations shown in parentheses below are based upon the outstanding shares of Common Stock as of April 1, 2004, rather than the percentages set forth in the Schedule 13D amendment):

•	SPO owns beneficially 24,227,663 shares (approximately 10.91%). Acting through its sole general partner, SPO has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•	Because of its position as the sole general partner of SPO, SPO Advisory Partners may be deemed to beneficially own 24,227,663 shares (approximately 10.91%). Acting through its general partner and in its capacity as the sole general partner of SPO, SPO Advisory Partners has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•	SFP owns beneficially 2,847,300 shares (approximately 1.28%). Acting through its sole general partner, SFP has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•	Because of its position as the sole general partner of SFP, SF Advisory Partners may be deemed to beneficially own 2,847,300 shares (approximately 1.28%). Acting through its general partner and in its capacity as the sole general partner of SFP, SF Advisory Partners has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•	Because of its positions as the general partner of each of SPO Advisory Partners and SF Advisory Partners, SPO Advisory Corp. may be deemed to beneficially own 27,074,963 shares (approximately 12.19%). Acting through its controlling persons and in its capacities as the general partner of each of SPO Advisory Partners and SF Advisory Partners, SPO Advisory Corp. has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•	CLP owns beneficially 339,800 shares (approximately 0.153%). Acting through its sole general partner, CLP has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•	O Foundation owns beneficially 400,000 shares (approximately 0.18%). Acting through its controlling persons, O Foundation has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•	Individually, and because of its position as the sole general partner of CLP, Scully Trust may be deemed to beneficially own 1,002,200 shares (approximately 0.45%). Acting through its trustees and in its capacity as the sole general partner of CLP, Scully Trust has the sole power to vote or direct the vote and to dispose or direct the disposition of 339,800 shares. Acting through its trustees, Scully Trust has the sole power to vote or direct the vote and to dispose or direct the disposition of 662,400 shares.

•	PS Foundation owns beneficially 1,695,800 shares (approximately 0.76%). Acting through its controlling person, PS Foundation has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•	Individually, and because of his positions as a control person of SPO Advisory Corp., trustee for Scully Trust, which serves as the sole general partner of CLP, and controlling person, sole director and officer of PS Foundation, JHS may be deemed to beneficially own 30,090,763 shares (approximately 13.54%). As one of three controlling persons of SPO Advisory Corp., which is the general partner of each of SPO Advisory Partners and SF Advisory Partners, JHS may be deemed to have shared power with WEO and WJP to vote or direct the vote and to dispose or direct the disposition of 27,074,963 shares held by SPO and SFP. Because of his positions as a trustee for Scully Trust, which serves as the sole general partner of CLP, JHS may be deemed to have shared power to vote or direct the vote and to dispose or direct the disposition of 1,002,200 shares held by CLP and Scully Trust. JHS has the sole power to vote or direct the vote and to dispose or direct the disposition of 317,800 shares held in the John H. Scully Individual Retirement Account, a self-directed individual retirement account, and 1,695,800 shares held by the PS Foundation, for which JHS is the controlling person, sole director and officer.

•	Individually, and because of his positions as a control person of SPO Advisory Corp. and O Foundation, sole general partner of Oberndorf Family Partners, and trustee of the William and Susan Oberndorf Trust, dated October 15, 1998, WEO may be deemed to beneficially own 29,049,963 shares (approximately 13.08%). As one of three controlling persons of SPO Advisory Corp., which is the general partner of each of SPO Advisory Partners and SF Advisory Partners, WEO may be deemed to have shared power with JHS and WJP to vote or direct the vote and to dispose or direct the disposition of 27,074,963 shares held by SPO and SFP. WEO may be deemed to have shared power to vote or direct the vote and to dispose or direct the disposition of 150,000 shares held in the William and Susan Oberndorf Trust, dated October 15, 1998 and 400,000 shares held by O Foundation. Individually, and because of his position as the sole general partner of OFP, a family partnership, WEO has the sole power to vote or direct the vote and to dispose or direct the disposition of 350,000 shares held by OFP, 1,025,000 shares held in Mr. Oberndorf’s Individual Retirement Accounts, which are self directed, and 50,000 shares owned by his minor children.

•	Individually and because of his position as a control person of SPO Advisory Corp., WJP may be deemed to beneficially own 27,089,963 shares (approximately 12.19%). As one of three controlling persons of SPO Advisory Corp., which is the general partner of each of SPO Advisory Partners and SF Advisory Partners, WJP may be deemed to have shared power with JHS and WEO to vote or direct the vote and to dispose or direct the disposition of 27,074,963 shares held by SPO and SFP. Individually, WJP has the power to vote or directly vote and to dispose or direct the disposition of 15,000 shares.

•	OFP owns beneficially 350,000 shares (approximately 0.16%). OFP has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•	EHM, KCM, BS, VS, BJW and MBY beneficially own 11,200, 5,500, 100,000, 14,900, 11,000, 18,000 and 65,000 shares, respectively (each less than 0.1%). Each such SPO Reporting Persons has the sole power to vote or direct the vote and to dispose or direct the disposition of all shares which they beneficially own.

(c)	Based on an amendment to Schedule 13G filed with the SEC on February 12, 2004, Goldman Sachs Asset Management, L.P. (“GSAM LP”) reports sole dispositive power with respect to all such shares and sole voting power with respect to 26,529,024 of such shares. The Schedule 13G amendment states that such shares reflect the securities beneficially owned by GSAM LP. GSAM LP, an investment advisor, disclaims beneficial ownership of any securities managed, on GSAM LP’s behalf, by third parties. The Schedule 13G amendment further states that it amends the Schedule 13G filed with the SEC by Goldman Sachs Asset Management (“GSAM”), a separate business unit of The Goldman Sachs Group, Inc. Beginning on or about April 26, 2003, GSAM LP assumed all, or substantially all of the rights and responsibilities of GSAM under the terms of its advisory agreements. The full assumption is expected to be completed by the close of the first quarter of 2004.

(d)	The number of shares shown is based on an amendment to Schedule 13G filed jointly with the SEC on February 17, 2004 by FMR Corp. (“FMR”), Edward C. Johnson 3d (“E.C. Johnson”), Abigail P. Johnson (“A.P. Johnson”), Fidelity Management & Research Company (“Fidelity”). Such Schedule 13G amendment provides that FMR has sole voting power over 5,194,371 of such shares and sole dispositive power over all of such shares. In addition, such Schedule 13G amendment indicates that each of E.C. Johnson and A.P. Johnson has beneficial ownership of and sole dispositive power over such 21,120,991 shares. Percentage ownerships shown are based on the number of shares of Common Stock outstanding as of April 1, 2004 rather than February 17, 2004.

The Schedule 13G amendment also provides, among other things, the following information regarding the shares reported (percentage interest calculations shown below are based upon the number of shares of Common Stock outstanding as of April 1, 2004, rather than the percentages set forth in the Schedule 13G amendment).

Fidelity, a wholly-owned subsidiary of FMR and an investment adviser registered under the Investment Advisers Act of 1940, is the beneficial owner of 15,902,660 shares, or 7.12%, of the Common Stock as a result of acting as investment adviser to various investment companies registered under the Investment Company Act of 1940. The number of shares owned by the investment companies at December 31, 2003 included (1) 1,011,915 shares resulting from the assumed conversion of 746,250 shares of the Company’s 6.25% Convertible Preferred Stock (“6.25% Preferred”) (approximately 1.356 shares of Common Stock for each share of 6.25% Preferred) and (2) 554,017 shares resulting from the assumed conversion of $6,000,000 principal amount of the Company’s 4% Convertible Senior Notes due 2010 (92.3361 shares of Common Stock for each $1,000 principal amount). E.C. Johnson, FMR, through its control of Fidelity, and the funds each has sole power to dispose of such 15,902,660 shares. Neither FMR nor E.C. Johnson, Chairman of FMR, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ boards of trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ boards of trustees.

Fidelity Management Trust Company (“FMT”), a wholly-owned subsidiary of FMR and a bank as defined in Section 3(a)(6) of the 1934 Act, is the beneficial owner of 1,504,002 shares, or 0.68%, of the Common Stock as a result of its serving as investment manager of the institutional accounts. The number of shares owned by the institutional accounts at December 31, 2003 included 191,467 shares resulting from the assumed conversion of 141,200 shares of 6.25% Preferred. E.C. Johnson and FMR, through its control of FMT, each has sole dispositive power over such 1,504,002 shares, sole power to vote or to direct the voting of 1,480,042 of such shares, and no power to vote or to direct the voting of 23,960 of such shares owned by such institutional accounts.

Members of the E.C. Johnson family are the predominant owners of Class B shares of common stock of FMR, representing approximately 49% of the voting power of FMR. E.C. Johnson owns 12.0% and A.P. Johnson owns 24.5% of the outstanding voting stock of FMR. E.C. Johnson is Chairman of FMR and A.P. Johnson is a director of FMR. The Johnson family group and all other Class B shareholders have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR.

Fidelity International Limited (“FIL”), and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies (“International Funds”) and certain institutional investors. FIL is the beneficial owner of 3,714,329 shares, or 1.67%, of the Common Stock. The number of shares owned by the institutional accounts at December 31, 2003 included 7,729 shares resulting from the assumed conversion of 5,700 shares of 6.25% Preferred. FIL has sole power to vote and the sole power to dispose of such 3,714,329 shares.

Prior to June 30, 1980, FIL was a majority-owned subsidiary of Fidelity. On that date, the shares of FIL held by Fidelity were distributed to the shareholders of FMR. FIL currently operates as an entity independent of FMR and Fidelity. The International Funds and FIL’s other clients, with the exception of Fidelity and an affiliated company of Fidelity, are non-U.S. entities.

A partnership controlled by E.C Johnson and members of his family owns shares of FIL voting stock with the right to cast approximately 39.89% of the total votes which may be cast by all holders of FIL voting stock. E.C. Johnson is Chairman of FMR and FIL. FMR and FIL are separate and independent corporate entities, and their boards of directors are generally composed of different individuals. Other than when one serves as a sub-adviser to the other, their investment decisions are made independently, and their clients are generally different organizations.

FMR and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the 1934 Act and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 promulgated under the 1934 Act. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d). However, FMR has filed the Schedule 13G amendment on a voluntary basis as if all of the shares are beneficially owned by FMR and FIL on a joint basis.

(e)	Based on a Schedule 13G filed with the SEC on February 9, 2004, T. Rowe Price Associates, Inc. has sole voting power over 2,474,295 of such shares and sole dispositive power over all of such shares of Common Stock. Percentage ownership shown is based on the number of shares of Common Stock outstanding as of April 1, 2004 rather than February 9, 2004.

(f)	Represents all outstanding shares of 8¼% Convertible Preferred Stock. Such shares of Preferred Stock are convertible into an aggregate of 7,441,860 shares of Common Stock and vote with the Common Stock in proportion to the number of shares of Common Stock into which they are convertible. General Electric Capital Corporation also holds (1) warrants to acquire 1,000,000 shares of Common Stock, (2) options to purchase 45,000 shares of Common Stock, and (3) 13,375 shares of Common Stock.

VII.  EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and non-cash compensation paid by or incurred on behalf of CCIC to all persons who served as Chief Executive Officer during 2003 and the four most highly paid executive officers for 2003.

Name and Principal Position	Year	Salary ($)		Bonus ($)(a)	Other Annual Compen- sation ($)		Restricted Stock Awards(b)		Number of Securities Underlying Options (#)(c)	All Other Compen- sation ($)
John P. Kelly President and Chief Executive Officer and Director	2003 2002 2001	$437,800 425,000 325,000		$612,900 382,600 243,800	$12,000 12,000 10,200	(d) (d) (d)	$2,466,000 — —	(e)	— — 622,000	$	— — —

W. Benjamin Moreland Executive Vice President, Chief Financial Officer and Treasurer	2003 2002 2001	$293,600 285,000 245,000		$295,400 206,000 220,500	$12,000 12,000 10,200	(d) (d) (d)	$1,233,000 — —	(f)	— — 426,000	$	— — —

E. Blake Hawk Executive Vice President and General Counsel	2003 2002 2001	$319,300 310,000 300,000		$294,000 207,700 225,000	$12,000 12,000 10,200	(d) (d) (d)	$883,650 — —	(g)	— — 276,000	$	— — —

Peter G. Abery President and Chief Operating Officer, CCUK	2003 2002 2001	$343,600 250,000 247,500	(h) (h) (h)	$410,600 207,500 173,000	$297,600 231,403 59,600	(i) (k) (m)	$822,000 — —	(j)	— — 200,000		$69,000 141,593 —	(h) (l)

Edward W. Wallander President and Chief Operating Officer, Crown Castle USA	2003 2002 2001	$293,600 285,000 255,000	(o)	$303,700 153,900 229,500	$12,000 12,000 10,200	(d) (d) (d)	$924,750 — —	(n)	— — 400,000	$	— — —

(a)	Bonuses are based upon a percentage of base salary and are determined based on achieving certain performance objectives.

(b)

As shown in this table and used in the footnotes below, “2003 Restricted Stock” means certain shares of restricted stock granted by CCIC in January 2003, pursuant to its 2001 Stock Incentive Plan, which generally vest (i.e., the transfer and forfeiture restrictions terminate) in the largest aggregate number of shares vesting pursuant to either (i) Time Vesting (defined below) or (ii) Performance Vesting (defined below). The 2003 Restricted Stock vests over time at 10%, 15%, 20%, 25% and 30% respectively, on each November 14 for the years 2003 through 2007 (“Time Vesting”). If and when the Common Stock closes at or above per share prices equal to $5.54, $8.30 and $12.45 for 20 consecutive trading days, 33% of the Restricted Stock performance vests upon reaching each price target (“Performance Vesting”). On each of April 29, 2003 and July 30, 2003, 33% of the 2003 Restricted Stock vested as a result of the Performance Vesting targets being met at $5.54 and $8.30, respectively, on such dates. If a restricted stockholder’s employment with the Company is terminated, any remaining, unvested shares of restricted stock which such individual holds are generally forfeited and surrendered to the Company, subject to any severance arrangements that vest or continue the vesting of the shares of restricted stock (see “VII. Executive Compensation—Employment, Termination and Change of Control Arrangements”). Holders of shares of 2003 Restricted Stock are entitled to receive dividends on such shares, as and if paid.

(c)	All awards in this column are for options to purchase the number of shares of Common Stock indicated.

(d)	Represents amounts received pursuant to matching contributions made by the Company in accordance with the Company’s 401K plan.

(e)	In January 2003, Mr. Kelly received a grant of 600,000 shares of 2003 Restricted Stock. As of December 31, 2003, Mr. Kelly had aggregate 2003 Restricted Stock holdings of 200,000 shares, having a value of $2,206,000, based upon the closing price of the Company Common Stock of $11.03 on December 31, 2003.

(f)	In January 2003, Mr. Moreland received a grant of 300,000 shares of 2003 Restricted Stock. As of December 31, 2003, Mr. Moreland had aggregate 2003 Restricted Stock holdings of 100,000 shares, having a value of $1,103,000, based upon the closing price of the Company Common Stock of $11.03 on December 31, 2003.

(g)	In January 2003, Mr. Hawk received a grant of 215,000 shares of 2003 Restricted Stock. As of December 31, 2003, Mr. Hawk had aggregate 2003 Restricted Stock holdings of 71,666 shares, having a value of $790,476, based upon the closing price of the Company Common Stock of $11.03 on December 31, 2003.

(h)	Mr. Abery’s base salary has been denominated in or based upon the Australian dollar, Mr. Abery’s home currency, and has been paid in British pounds while he is in the U.K. as the managing director of the Company’s UK operations (2002 and 2003). The amount shown as All Other Compensation for Mr. Abery for 2003 represents an exchange rate adjustment of $21,500 relating to Mr. Abery’s 2002 base salary and $47,500 relating to Mr. Abery’s 2002 bonus. Taking into account such 2003 All Other Compensation amounts, for 2001, 2002 and 2003 Mr. Abery’s base salary in Australian dollars was approximately A$482,500, A$515,000 and A$530,450, respectively (approximately $247,500, $271,500 and $343,600 in U.S. dollars), and Mr. Abery’s aggregate bonus with respect to 2002 was approximately $255,000.

(i)	Amount shown as Other Annual Compensation for Mr. Abery for 2003 includes, among other things, employer pension contribution (approximately $32,885), cost of living adjustment payments (approximately $74,374), allowance for motor vehicle (approximately $39,035), housing in Australia and U.K. (approximately $69,145), and airfare between Australia and the U.K. for Mr. Abery and his family (approximately $54,389).

(j)	In January 2003, Mr. Abery received a grant of 200,000 shares of 2003 Restricted Stock. As of December 31, 2003, Mr. Abery had aggregate 2003 Restricted Stock holdings of 66,666 shares, having a value of $735,326, based upon the closing price of the Company Common Stock of $11.03 on December 31, 2003.

(k)	Amount shown as Other Annual Compensation for Mr. Abery for 2002 includes, among other things, employer pension contribution (approximately $26,307), cost of living adjustment payments (approximately $62,291), allowance for motor vehicle (approximately $43,995), housing in Australia and U.K. (approximately $52,428), and airfare between Australia and the U.K. for Mr. Abery and his family (approximately $33,469).

(l)	Amount shown as All Other Compensation for Mr. Abery for 2002 is comprised of one-time costs relating to Mr. Abery’s relocation from the Company’s Australia operations to the Company’s U.K. operations pursuant to the employment agreement with Mr. Abery, including relocation allowance (approximately $42,160), career transition allowance (approximately $55,000) and fees and expenses relating to sale of residence in Australia (approximately $44,433) (see “VII. Executive Compensation—Employment, Termination and Change of Control Arrangements”).

(m)	Amount shown as Other Annual Compensation for Mr. Abery for 2001 is comprised of allowance for motor vehicle, superannuation contributions (Australian retirement benefits), income protection insurance, and the payment of interest on certain investment loans.

(n)	In January 2003, Mr. Wallander received a grant of 225,000 shares of 2003 Restricted Stock. As of December 31, 2003, Mr. Wallander had aggregate 2003 Restricted Stock holdings of 75,000 shares, having a value of $827,250, based upon the closing price of the Company Common Stock of $11.03 on December 31, 2003.

(o)	Mr. Wallander’s base salary was increased from $230,000 to $255,000 in September 2001 in connection with his assumption of additional responsibilities.

Aggregated Option Exercises in 2003 And Year-End Option Values

The following table describes all option exercises in 2003 and details the December 31, 2003 year-end estimated value of unexercised stock options of each of the executive officers named in the Summary Compensation Table. All unexercised options are to purchase the number of shares of Common Stock indicated.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Year-End (#) Exercisable (E)/ Unexercisable (U)		Value of Unexercised In-the-Money Options at Year-End ($) Exercisable (E)/ Unexercisable (U)(a)
John P. Kelly	—	$—	1,053,431	(E)	$769,699	(E)
			665,131	(U)	1,374,700	(U)
W. Benjamin Moreland	—	$—	325,564	(E)	$—	(E)
			411,662	(U)	932,000	(U)
E. Blake Hawk(b)	—	$—	527,313	(E)	$—	(E)
			266,324	(U)	582,500	(U)
Peter G. Abery	—	$—	76,828	(E)	$—	(E)
			137,031	(U)	233,000	(U)
Edward W. Wallander	—	$—	353,536	(E)	$304,508	(E)
			363,017	(U)	757,250	(U)

(a)	The estimated value of unexercised in-the-money stock options held at the end of 2003 assumes a per-share fair market value of $11.03 and per-share exercise prices ranging from $7.50 to $39.75 as applicable.
(b)	Exercisable options shown for Mr. Hawk include 30,000 options held in trust for the benefit of Mr. Hawk’s child.

Employment, Termination and Change of Control Arrangements

•	Severance Agreements. As a condition to the grant of certain restricted stock awards in January 2003, CCIC entered into agreements containing non-compete, non-solicitation and minimum stock ownership provisions with each of the executive officers named above in “VII. Executive Compensation—Summary Compensation Table”. Such provisions are generally contained in a severance agreement between CCIC and each of the executive officers.

Pursuant to each severance agreement, CCIC is required to provide severance benefits to the executive officer if such officer is terminated without cause (as defined in the severance agreement) or such officer terminates his or her employment with good reason (as defined in the severance agreement) (collectively, a “qualifying termination”). The severance agreements provide for enhanced severance benefits if the executive officer incurs a qualifying termination within the two-year period following a change in control (as defined in the severance agreements). Upon a qualifying termination that does not occur during a change in control period, the executive officer is entitled to:

•	a lump sum payment equal to two times the sum of his base salary and annual bonus,

•	a prorated cash amount equal to his annual bonus for the year of termination,

•	continued coverage under specified welfare benefit programs for two years,

•	immediate vesting of any outstanding options (which remain exercisable for two years following employment or service as a director, if applicable) and restricted stock awards (except restricted stock awards granted in January 2003 and March 2004), and

•	continued vesting of restricted stock awards granted in January 2003 and March 2004 for three years after termination, as if the executive officer were an employee of CCIC.

Upon a qualifying termination during a change in control period, the executive officer is entitled to:

•	receive a lump sum payment equal to three times the sum of his base salary and annual bonus,

•	a prorated cash amount equal to his annual bonus for the year of termination,

•	continued coverage under specified welfare benefit programs for three years, and

•	immediate vesting of any outstanding options (which remain exercisable for two years following employment or service as a director, if applicable) and restricted stock awards.

Each of the severance agreements also has provisions that generally prohibit the executive officer, for a period of 12 months following the termination of such officer’s employment with CCIC, from (1) engaging in business activities relating to wireless communication or broadcast towers which compete with CCIC or its affiliates in the

United States, the United Kingdom or Australia and (2) soliciting employees of CCIC and its affiliates. Further, the agreements contain provisions requiring each of the executive officers to own and hold at all times during his employment with CCIC, a specified number of shares of Common Stock as follows, which number does not include unvested restricted stock which remain subject to transfer and forfeiture restrictions:

Name	Title	Minimum Share Holdings
John P. Kelly	Chief Executive Officer & President	65,000
W. Benjamin Moreland	Executive Vice President, Chief Financial Officer & Treasurer	43,000
E. Blake Hawk	Executive Vice President & General Counsel	47,000
Peter G. Abery	President & Managing Director, Crown Castle UK Limited	39,000
Edward W. Wallander	President & Chief Operations Officer, Crown Castle USA, Inc.	43,000

An executive officer who does not currently own the required minimum number of shares of Common Stock has until November 14, 2004 to acquire such shares.

•	Stock Options. All unvested stock options granted to executive officers vest upon a change in control. The accelerated vesting provisions relating to a change in control are contained in the individual stock option agreements.

•	Employment Agreement. In December 2001, the Company entered into an employment agreement with Peter G. Abery in connection with Mr. Abery’s appointment as President and Managing Director of CCUK. The agreement has a term from January 1, 2002 through December 2004. The agreement has been modified, and Mr. Abery’s base salary is now denominated in Australian dollars, Mr. Abery’s home currency, and paid in British pounds sterling. The agreement provides that Mr. Abery’s compensation includes:

•	a base salary of Australian $530,450 (approximately US$343,600) for 2003, subject to periodic review and adjustment,

•	eligibility for an annual bonus based on 75% of base salary at target performance levels,

•	a one-time grant of options to purchase 100,000 shares of the Company’s common stock at an exercise price of $10.50 per share,

•	bonus of up to US$75,000 to be paid upon completion of the term,

•	health care and other employee welfare benefits, and

•	access to an employee vehicle, and relocation, career transition and housing assistance.

Compensation Committee 2003 Report

On behalf of the Board of Directors (“Board”) of Crown Castle International Corp. (“CCIC”), the Compensation Committee (“Committee”) of the Board reviews, evaluates and recommends the salary levels of the CCIC executive officers (the chief executive officer (“CEO”) and the officers reporting directly to the CEO—currently 8 persons including the CEO) and administers CCIC’s equity-based and other compensatory plans. The current members of the Committee are Lee W. Hogan (Chairman), Carl Ferenbach and Ari Q. Fitzgerald. The following report presents the Committee’s summary of CCIC’s compensation programs and policies and describes the bases for compensation of CCIC’s executive officers.

•	Goals. The principal goals of CCIC’s executive compensation policy are to provide competitive compensation opportunities to attract and retain qualified and productive executive employees; to motivate executives to meet and exceed corporate financial and operational goals; and to create meaningful links between corporate performance, individual performance and rewards. It has been CCIC’s traditional executive compensation policy that a significant portion of the compensation paid to the executive officers should be based on CCIC’s results of operations and the growth in value of its equity. CCIC’s executive officer compensation program is designed to align executive officer compensation with stockholder interests. Specifically, the program seeks to:

•	incentivize and reward executive officers for sound business management and improvement in stockholder value,

•	balance its components so that the accomplishment of short-term and long-term operating and strategic objectives is encouraged and recognized,

•	encourage achieving objectives within a team environment, and

•	attract, motivate and retain executive officers necessary for the long-term success of CCIC.

•	Compensation Program. For the year 2003, as in prior years, the Committee reviewed the compensation programs of similar-sized companies and certain competitors and “peers” in similar industries. All of the companies used by the Committee for evaluating CCIC’s executive officer compensation offer base salary, annual incentive and long-term equity-based compensation and bonuses.

The Committee believes that using long-term equity-based compensation and annual performance-based bonuses as components of overall compensation helps align executive officers’ interests with those of the stockholders. The value of equity-based compensation to an executive officer increases as the market price of CCIC’s stock increases. Therefore, CCIC’s operating goals and individual incentives are targeted towards those activities that increase stockholder value. If CCIC does not perform or does not meet its objectives, the equity-based compensation is of less value and performance-based bonuses are reduced.

In the Committee’s assessment of compensation levels, the Committee takes into consideration performance relative to the individual responsibilities of the executive officers and considerations of internal equity, as well as the financial performance of CCIC relative to its goals. The Committee also considers the competitiveness of the entire executive compensation package and each of its individual components. The Committee reviews CCIC’s overall performance and each executive officer individually to determine salary and bonus adjustments and to determine equity-based awards.

•	Salaries. The Committee reviews and recommends the annual salaries for all executive officers of CCIC. The Committee reviews proposals made by the CEO with regard to salary adjustments for executive officers other than himself, and then either recommends or amends these proposed salary adjustments for consideration by the Board. The Committee independently reviews the performance of the CEO and determines an appropriate salary, to be recommended to the independent directors for their consideration, based on the criteria set forth above, as well as input from outside compensation consultants and other sources. In 2003, the Committee retained the services of the executive compensation consulting firm Towers Perrin to review CCIC’s overall compensation packages for executive officers. For 2003, the executive officers received a salary adjustment to their base salaries.

•	Annual Incentive Compensation. Each year, the Committee considers annual incentive bonuses for the executive officers of CCIC using methodologies similar to those employed in evaluating salaries for the executive officers. For 2003, as in prior years, achievement of certain performance goals were used by the Committee in awarding bonuses. The performance goals may be based on one or more business criteria, or any combination thereof, including but not limited to:

•	cash flow from operations,

•	free cash flow (net cash from operating activities less capital expenditures),

•	other measures of financial performance,

•	individual performance measures specific to each executive officer, and

•	additional components at the Committee’s discretion.

The CEO is eligible for a target cash bonus equal to 100 percent of his or her base salary, and each of the other executive officers generally is eligible for a target cash bonus equal to 75 percent of his or her base salary. Depending upon the level at which the performance goals are met, (1) the CEO and each of the other corporate and business unit operating executive officers is eligible to earn between 0 to 175 percent of his or her target annual cash bonus and (2) each of the functional executive officers is eligible to earn between 0 to 150 percent of his or her target annual cash bonus. Based on the actual 2003 financial performance results and individual performance, executive officers’ 2003 annual incentive bonuses were from 100 to 140 percent of their target bonus levels.

•	Equity-Based Compensation. During the first quarter of 2003, CCIC granted, pursuant to its 2001 Stock Incentive Plan, approximately 5,840,000 shares of restricted stock (“2003 Restricted Stock”) to over 350 of its employees, including 1,770,000 shares of 2003 Restricted Stock to the CEO and six other CCIC executive officers. The 2003 Restricted Stock was issued in lieu of annual stock option grants which CCIC had historically issued.

The shares of 2003 Restricted Stock were granted subject to the terms of Restricted Stock Agreements executed in connection with such grants and generally vest (i.e., the transfer and forfeiture restrictions terminate) in the largest aggregate number of shares vesting pursuant to either (i) Time Vesting (defined below) or (ii) Performance Vesting (defined below). The 2003 Restricted Stock vests over time at 10%, 15%, 20%, 25% and 30% respectively, on each November 14 for the years 2003 through 2007 (“Time Vesting”). Performance Vesting relates to target increases in the per share closing price of the CCIC’s common stock (“Stock”) at or above a base price of $3.69. The base price is equal to the average closing price per share of Stock for a period of five trading days established by the Board at the time it approved the granting of the 2003 Restricted Stock. If and when the Stock closes at or above per share prices equal to 150% of the base price ($5.54), 225% of the base price ($8.30) and 337% of the base price ($12.45) for 20 consecutive trading days, 33% of the 2003 Restricted Stock performance vests upon reaching each price target (“Performance Vesting”). Following the grant of the 2003 Restricted Stock, on each of April 29, 2003 and July 30, 2003, 33% of the 2003 Restricted Stock vested as a result of the Performance Vesting targets being met at $5.54 and $8.30, respectively, on such dates. If a restricted stockholder’s employment with the Company is terminated, any remaining, unvested shares of restricted stock which such individual holds are generally forfeited and surrendered to CCIC, subject to the provisions of any severance arrangements with CCIC. Most of the CCIC executive officers have severance arrangements that cause the restricted stock to continue vesting following termination.

The grant of the 2003 Restricted Stock to certain officers of CCIC, including all of the CCIC executive officers, was conditioned upon such officers executing agreements containing certain restrictions, including non-compete, non-solicitation and/or minimum Stock ownership provisions (for a description of such agreements, see “VII. Executive Compensation—Employment, Termination and Change of Control Arrangements”).

In addition, in the first quarter of 2004, as a component of long-term incentive compensation, the Committee authorized the grant of approximately 1,347,200 shares of restricted stock (“2004 Restricted Stock”) to over 510 of CCIC’s employees, including the grant of 457,163 shares of 2004 Restricted Stock to the CEO and five other CCIC executive officers. The terms of the 2004 Restricted Stock provide for (1) Time Vesting at 10%, 20%, 30% and 40%, respectively, on each February 26 for the years 2005 through 2008 and (2) Performance Vesting of 33% of the 2004 Restricted Stock if and when the

Common Stock closes at or above per share prices equal to each of 125% of the base price ($14.81), 156% of the base price ($18.52), and 195% of the base price ($23.14) for 20 consecutive trading days.

•	Compensation of the Chief Executive Officer. For 2003, the Committee recommended, and CCIC’s independent directors approved, Mr. Kelly’s base salary as President and CEO of CCIC at $437,800. Mr. Kelly also received a bonus of $612,900 (or 140% of his base salary) for his service during 2003. In addition, in 2003 and 2004, the Company granted Mr. Kelly 600,000 shares of 2003 Restricted Stock and 154,341 shares of 2004 Restricted Stock, respectively, subject to the vesting terms described above under “Equity-Based Compensation”. In determining the level of Mr. Kelly’s salary, bonus and restricted stock award, the Committee considered the market in which CCIC competes, the compensation of similarly situated officers at similar-sized companies and certain competitors and “peers” in similar industries, CCIC’s performance in 2002 and 2003, and Mr. Kelly’s contributions to corporate performance. In addition, in establishing Mr. Kelly’s compensation for 2003, the Committee also considered the market analysis prepared by Towers Perrin.

•	Summary. Section 162(m) of the Internal Revenue Code includes potential limitations on the deductibility of compensation in excess of $1 million paid to the Chief Executive Officer and each of the other four highest compensated executive officers. It is the Committee’s intent to adopt policies to obtain maximum tax deductibility of executive compensation consistent with providing motivational and competitive compensation, which is truly performance-based. However, it is also the Committee’s intent to balance the effectiveness of its plans and compensation policies against the materiality of any possible lost deductions.

The Committee believes that CCIC’s executive compensation policies and programs serve the interests of the stockholders and CCIC effectively. The Committee believes the various compensation programs are appropriately balanced to provide motivation for executives to contribute to CCIC’s overall success and enhance the value of CCIC for the stockholders’ benefit. When performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. The Committee will continue to monitor the effectiveness of CCIC’s total compensation program and continue to make proposals, where appropriate, in order to meet the current and future needs of CCIC.

Respectfully submitted by the Compensation Committee of the Board of Directors of Crown Castle International Corp.

COMPENSATION COMMITTEE

Lee W. Hogan, Chairman

Carl Ferenbach

Ari Q. Fitzgerald

Stockholder Return Performance Presentation

The following chart compares the yearly percentage change in the cumulative stockholder return on CCIC’s Common Stock against the cumulative total return of the NASDAQ Market Index, the NYSE Market Value Index and SIC Code Index (Communications Services, NEC) for the period commencing December 31, 1998 and ending December 31, 2003. The Company’s Common Stock was traded on the NASDAQ NMS from August 18, 1998 (the date the Company went public) until April 25, 2001, at which time the Company’s Common Stock began trading on the New York Stock Exchange under the symbol “CCI”.

                                    [CHART]

              Crown Castle  Communications     NYSE             NASDAQ
             International  Services, NEC    Market Index    Market Index
12/31/1998        100.00        100.00          100.00          100.00
12/31/1999        136.70        140.86          109.50          176.37
12/29/2000        115.16         72.10          112.11          110.86
12/31/2001         45.45         30.39          102.12           88.37
12/31/2002         15.96         12.42           83.42           61.64
12/31/2003         46.94         28.30          108.07           92.68

VIII.  AUDIT COMMITTEE MATTERS

The Board has established an Audit Committee comprised entirely of independent directors, as defined in the rules and regulations of the NYSE and SEC. Upon the recommendation of the Audit Committee and in compliance with the regulations of the NYSE, the Board has adopted an Audit Committee Charter setting forth the requirements for the composition of the Audit Committee, the qualifications of its members and the responsibilities of the Audit Committee. The Audit Committee Charter is set forth on Appendix C to this proxy statement.

The Audit Committee has adopted certain procedures under which audit and non-audit services to be rendered by the Company’s independent public accountants are pre-approved. Such procedures provide that between the regularly scheduled meetings of the Audit Committee, each member of the Committee (with preference given to the Chairman of the Committee, if available) is authorized to pre-approve fees presented by an officer of the Company relating to audit and permitted non-audit related engagements of the Company’s independent auditors, up to an aggregate of $100,000 of such fees not previously approved or ratified by the Audit Committee; provided, however, that any fees so approved regarding engagements or services relating to securities offerings of the Company are not subject to or included in the calculation of such $100,000 limit. At each regularly scheduled meeting of the Audit Committee, the officers of the Company shall present to the Audit Committee a schedule detailing the fees and engagements approved pursuant to the foregoing procedures by a member of the Audit Committee since the last regularly scheduled meeting of the Committee.

No services were provided by the independent public accountants in 2003 that were approved by the Audit Committee under Securities and Exchange Commission Regulation S-X Section 2-01(c)(7)(i)(C) (which addresses certain services considered de minimus approved by the Committee after such services have been performed).

In addition, in accordance with regulations promulgated by the SEC, the Audit Committee has issued the following report.

Audit Committee 2003 Report

To our Stockholders:

Management of Crown Castle International Corp. (“Company”) has the primary responsibility for preparing the Company’s financial statements and implementing the Company’s reporting process, including the Company’s system of internal controls. On behalf of the Board of Directors, the Audit Committee, among other functions, performs an oversight role relating to the Company’s financial statements and accounting practices, systems of internal control, the independence and the performance of the independent accountants, and the performance of the internal audit function.

Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and KPMG, the Company’s independent accountants. The Audit Committee has discussed with the independent accountants their evaluation of the accounting principles, practices and judgments applied by management, and the Audit Committee has discussed any items required to be communicated to it by KPMG in accordance with standards established by the American Institute of Certified Public Accountants (including Statement on Auditing Standards 61).

The Audit Committee has received from KPMG a letter describing any relationships with the Company that may bear on its independence (as required by Independence Standards Board Standard No. 1) and has discussed with KPMG its independence from the Company and its management. The Audit Committee has reviewed and approved the audit fees of KPMG. It has also reviewed and approved non-audit services and fees to assure compliance with the Company’s and the Committee’s policies restricting KPMG from performing services that might impair its independence.

The Audit Committee discussed with KPMG the overall scope of and plans for its audit. The Audit Committee has met with KPMG, with and without management present, to discuss the Company’s financial reporting processes and internal controls. The Audit Committee has reviewed significant audit findings prepared by KPMG and those prepared by the Company’s staff, together with management’s responses.

Based on its reviews of the Company’s audited financial statements and the discussions with management and KPMG referred to above, the Audit Committee recommended to the Board of Directors the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

Respectfully submitted by the Audit Committee of the Board of Directors of Crown Castle International Corp.

AUDIT COMMITTEE

William D. Strittmatter, Chairman

Randall A. Hack

Lee W. Hogan

Robert F. McKenzie

IX.  OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires CCIC’s directors and executive officers, and persons who own more than 10% of a registered class of CCIC’s equity securities, to file with the SEC and the NYSE reports of ownership and changes in ownership of Common Stock and other equity securities of CCIC. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based on the review of copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that, during the 2003 fiscal year, CCIC’s executive officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them.

Stockholder Recommendation of Director Candidates

Stockholders may recommend potential candidates for consideration by the Nominating & Corporate Governance Committee by sending a written request to the Company’s Corporate Secretary. The written request must include the candidate’s name, contact information, biographical information and qualifications. The request must also include the potential candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if nominated and elected. The stockholder or group of stockholders making the recommendation must also disclose, with the written request, the number of securities that the stockholder or group beneficially owns and the period of time the stockholder or group has beneficially owned the securities. Additional information may be requested from the nominee or the stockholder by the Nominating & Corporate Governance Committee, from time to time. As and if determined by the Nominating & Corporate Governance Committee, potential candidates must also make themselves available to be interviewed by the Nominating & Corporate Governance Committee, the Board and members of the Company’s executive management.

The Nominating & Corporate Governance Committee reserves the right not to have any communications with the recommending stockholder or the candidate regarding the evaluation process of the candidate or the Nominating & Corporate Governance Committee’s conclusions regarding such evaluation.

Stockholder Proposals for 2005 Annual Meeting

Stockholders wishing to have a proposal included in the Board’s 2005 proxy statement must submit the proposal so that CCIC’s secretary receives it at the Company’s principal executive offices no later than December 14, 2004. If the date of the 2005 Annual Meeting is changed by more than 30 days from the date of the 2004 Annual Meeting, the deadline for submitting proposals to be included in the Board’s 2005 proxy statement is a reasonable time before the Company begins to print and mail its proxy materials for its 2005 Annual Meeting.

Stockholders may make nominations for directors and introduce proposals or other business to be considered at the 2005 Annual Meeting provided such nominations and proposals are in accordance with CCIC’s bylaws and involve proper matters for stockholder action. Such stockholder nominations and proposals and other business for the 2005 Annual Meeting must be received not less than 90 days (February 25, 2005) nor more than 120 days (January 26, 2005) before May 26, 2005 (which will then be the first anniversary of the preceding year’s meeting) at CCIC’s principal executive offices, 510 Bering Drive, Suite 500, Houston, TX 77057, Attn: Corporate Secretary. If the 2005 Annual Meeting is advanced by more than 30 days, or delayed by more than 90 days, from the date of the 2004 Annual Meeting, the nomination or proposal must be delivered not earlier than the 120th day prior to the 2005 Annual Meeting and not later than the later of the 90th day prior to the 2005 Annual Meeting or the 10th day following the announcement of the change in the 2005 Annual Meeting date. The notice of nominations for the election of directors must set forth certain information concerning the stockholder giving the notice and each nominee. A copy of the applicable bylaw provision may be obtained, without charge, upon written request to the Corporate Secretary.

If the date of the 2005 Annual Meeting is advanced or delayed by more than 30 calendar days from the date of the 2004 Annual Meeting, the Company shall, in a timely manner, inform shareholders of such change, by including a notice, under Item 5, in its earliest possible quarterly report on Form 10-Q. The notice will include the new deadline for submitting proposals to be included in the Board’s 2005 proxy statement and the new date for determining whether the Company has received timely notice of a nomination or proposal.

Stockholder Communications

The Board welcomes communications from the Company’s stockholders and other interested parties. Stockholders and other interested parties may send communications to the Board, to any Board committee, to the non-management directors or to any director in particular, to: c/o Crown Castle International Corp., 510 Bering Drive, Suite 500, Houston, Texas 77057, Attn: Corporate Secretary.

Expenses Relating to this Proxy Solicitation

CCIC will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, CCIC officers, directors, and employees may solicit proxies by telephone or personal call without extra compensation for that activity. CCIC also expects to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of CCIC stock and obtaining the proxies of those owners.

The Company will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2003 as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, but not the exhibits. In addition, such report is available, free of charge, through the investor relations section of the Company’s internet website at http://investor.crowncastle.com/edgar.cfm. A request for a copy of such report should be directed to the Corporate Secretary, Crown Castle International Corp., 510 Bering Drive, Suite 500, Houston, Texas 77057. A copy of any exhibit to the Form 10-K will be forwarded upon receipt of a written request with respect thereto addressed to the Corporate Secretary.

The Board invites you to attend the Annual Meeting in person. If you are unable to do so, please sign, date and return the enclosed proxy promptly in the enclosed envelope, so that your shares will be represented at the Annual Meeting.

By Order of the Board of Directors,

Donald J. Reid, Jr.

Corporate Secretary

Appendix A

CROWN CASTLE INTERNATIONAL CORP.

2004 STOCK INCENTIVE PLAN

I.    PURPOSE

The purpose of the CROWN CASTLE INTERNATIONAL CORP. 2004 STOCK INCENTIVE PLAN (the “Plan”) is to provide a means through which CROWN CASTLE INTERNATIONAL CORP., a Delaware corporation (the “Company”), and its Affiliates may attract able persons to enter the employ or to serve as Directors or Consultants of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates. Accordingly, the Plan provides for granting Incentive Stock Options, options that do not constitute Incentive Stock Options, Restricted Stock Awards, Performance Awards, and Phantom Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee, Consultant, or Director as provided herein.

II.    DEFINITIONS

The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a) “Additional Shares” means the number of shares of Common Stock determined from time to time by subtracting from 28,000,000 the aggregate number of shares of Common Stock subject to 1995 Stock Options.

(b) “Affiliate” means any corporation, partnership, limited liability company or partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

(c) “Award” means, individually or collectively, any Option, Restricted Stock Award, Performance Award or Phantom Stock Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(f) “Committee” means a committee of the Board that is selected by the Board as provided in Paragraph IV(a).

(g) “Common Stock” means the common stock, par value $.01 per share, of the Company, or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Paragraph XII.

(h) “Company” means Crown Castle International Corp., a Delaware corporation.

(i) “Consultant” means any person who is not an employee or a Director and who is providing advisory or consulting services to the Company or any Affiliate.

(j) “Corporate Change” shall have the meaning assigned to such term in Paragraph XII(c) of the Plan.

(k) “Director” means an individual elected to the Board by the stockholders of the Company or by the Board under applicable corporate law who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date.

(l) An “employee” means any person (including a Director) in an employment relationship with the Company or any Affiliate.

(m) “Fair Market Value” means, as of any specified date, the mean of the high and low sales prices of the Common Stock reported by (i) the exchange or market upon which the Common Stock is publicly traded including the National Market System of NASDAQ or New York Stock Exchange, as applicable, on that date or (ii) if the Common Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date (or such other reporting service approved by the Committee); or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

(n) “Immediate Family” means, with respect to a Participant, the Participant’s spouse, children or grandchildren (including adopted children, stepchildren and grandchildren).

(o) “Incentive Stock Option” means an incentive stock option within the meaning of section 422 of the Code

(p) “1934 Act” means the Securities Exchange Act of 1934, as amended.

(q) “1995 Stock Options” means stock options granted pursuant to the 1995 Plan that have been exercised or are outstanding.

(r) “1995 Plan” means the 1995 Stock Option Plan of the Company, as amended.

(s) “Option” means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.

(t) “Option Agreement” means a written agreement between the Company and a Participant with respect to an Option.

(u) “Participant” means an employee, Consultant, or Director who has been granted an Award.

(v) “Performance Award” means an Award granted under Paragraph IX of the Plan.

(w) “Performance Award Agreement” means a written agreement between the Company and a Participant with respect to a Performance Award.

(x) “Phantom Stock Award” means an Award granted under Paragraph X of the Plan.

(y) “Phantom Stock Award Agreement” means a written agreement between the Company and a Participant with respect to a Phantom Stock Award.

(z) “Plan” means the Crown Castle International Corp. 2001 Stock Incentive Plan, as amended from time to time.

(aa) “Restricted Stock Agreement” means a written agreement between the Company and a Participant with respect to a Restricted Stock Award.

(bb) “Restricted Stock Award” means an Award granted under Paragraph VIII of the Plan.

(cc) “Rule 16b-3” means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

(dd) “Stock Appreciation Right” shall have the meaning assigned to such term in Paragraph VII(d) of the Plan.

III.    EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan shall become effective upon the date of its adoption by the Board, provided the Plan is approved by the stockholders of the Company within 12 months thereafter. Notwithstanding any provision in the Plan, no Option shall be exercisable and no Performance Award, Phantom Stock Award or Restricted Stock Award shall vest or become satisfiable prior to such stockholder approval. No further Awards may be granted under the Plan after 10 years from the date the Plan is adopted by the Board. The Plan shall remain in effect until all Options granted under the Plan have been exercised or expired, all Restricted Stock Awards granted under the Plan have vested or been forfeited, and all Performance Awards and Phantom Stock Awards have been satisfied or expired.

IV.    ADMINISTRATION

(a)    Composition of Committee.  The Plan shall be administered by a committee of, and appointed by, the Board that shall be comprised solely of two or more outside Directors (within the meaning of the term “outside directors” as used in section 162(m) of the Code and applicable interpretive authority thereunder and within the meaning of the term “Non-Employee Director” as defined in Rule 16b-3).

(b)    Powers.  Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which employees, Consultants or Directors shall receive an Award, the time or times when such Award shall be made, the type of Award that shall be made, the number of shares to be subject to each Option or Restricted Stock Award, the number of shares subject to or the value of each Performance Award, and the value of each Phantom Stock Award. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective employees, Consultants, or Directors, their present and potential contribution to the Company’s success and such other factors as the Committee in its sole discretion shall deem relevant.

(c)    Additional Powers.  The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the

Plan, this shall include the power to construe the Plan and the respective agreements executed hereunder, to prescribe rules and regulations relating to the Plan, and to determine the terms, restrictions and provisions of the agreement relating to each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Paragraph IV shall be conclusive.

V.    SHARES SUBJECT TO THE PLAN; AWARD LIMITS; GRANT OF AWARDS

(a)    Shares Subject to the Plan and Award Limits.  Subject to adjustment in the same manner as provided in Paragraph XII with respect to shares of Common Stock subject to Options then outstanding, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 6,000,000 shares plus the Additional Shares. The aggregate number of shares of Common Stock added to the Plan as Additional Shares shall not exceed 10,000,000 shares. Shares shall be deemed to have been issued under the Plan only (i) to the extent actually issued and delivered pursuant to an Award or (ii) to the extent an Award denominated in shares of Common Stock is settled in cash. To the extent that an Award lapses or the rights of its holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Options, Restricted Stock Awards and Performance Awards denominated in shares of Common Stock granted to any one individual during the term of the Plan may not exceed the maximum number of shares of Common Stock issuable under the Plan (subject to adjustment in the same manner as provided in Paragraph XII with respect to shares of Common Stock subject to Options then outstanding), and the maximum amount of compensation that may be paid under all Performance Awards denominated in cash (including the Fair Market Value of any shares of Common Stock paid in satisfaction of such Performance Awards) granted to any one individual during any calendar year may not exceed $1,000,000, and any payment due with respect to a Performance Award shall be paid no later than 10 years after the date of grant of such Performance Award. The limitations set forth in the preceding sentence shall be applied in a manner that will permit compensation generated under the Plan to constitute “performance-based” compensation for purposes of section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options that are canceled or repriced.

(b)    Grant of Awards.  The Committee may from time to time grant Awards to one or more employees, Consultants, or Directors determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan.

(c)    Stock Offered.  Subject to the limitations set forth in Paragraph V(a), the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan.

VI.    ELIGIBILITY

Awards may be granted only to persons who, at the time of grant, are employees, Consultants, or Directors. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Restricted Stock Award, a Performance Award, a Phantom Stock Award, Stock Award or any combination thereof.

VII.    STOCK OPTIONS

(a)    Option Period.  The term of each Option shall be as specified by the Committee at the date of grant, but shall not be exercisable more than 10 years after the date of grant.

(b)    Limitations on Exercise of Option.  An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

(c)    Special Limitations on Incentive Stock Options.  An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) at the time the Option is granted. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.

(d)    Option Agreement.  Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under section 422 of the Code. Each Option Agreement shall specify the effect of termination of (i) employment, (ii) the consulting or advisory relationship, or (iii) membership on the Board, as applicable, on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Moreover, an Option Agreement may provide for a “cashless exercise” of the Option by establishing procedures satisfactory to the Committee with respect thereto. Further, an Option Agreement may provide for the surrender of the right to purchase shares under the Option in return for a payment in cash or shares of Common Stock or a combination of cash and shares of Common Stock equal in value to the excess of the Fair Market Value of the shares with respect to which the right to purchase is surrendered over the option price therefor (“Stock Appreciation Rights”), on such terms and conditions as the Committee in its sole discretion may prescribe. In the case of any such Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the Common Stock exceeds the price specified therefor in the Option or the portion thereof to be surrendered. The terms and conditions of the respective Option Agreements need not be identical. Subject to the consent of the Participant, the Committee may, in its sole discretion, amend an outstanding Option Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan (including, without limitation, an amendment that accelerates the time at which the Option, or a portion thereof, may be exercisable).

(e)    Restrictions on Repricing of Options.  Except as provided in Paragraph XII, the Committee may not, without approval of the stockholders of the Company, amend any outstanding Option Agreement to lower the option price (or cancel and replace any outstanding Option Agreement with Option Agreements having a lower option price).

(f)    Option Price and Payment.  The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to adjustment as provided in Paragraph XII, (i) in the case of an Incentive Stock Option, such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted, and (ii) in the case of an Option that does not constitute an Incentive Stock Option, such purchase price may be less than the Fair Market Value of a share of Common Stock on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.

(g)    Stockholder Rights and Privileges.  The Participant shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Participant’s name.

(h)    Options and Rights in Substitution for Options Granted by Other Employers.  Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for options held by individuals providing services to corporations or other entities who become employees, Consultants, or Directors as a result of a merger or consolidation or other business transaction with the Company or any Affiliate.

VIII.    RESTRICTED STOCK AWARDS

(a)    Forfeiture Restrictions To Be Established by the Committee.  Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance measures established by the Committee that are based on (1) the price of a share of Common Stock, (2) the Company’s earnings per share, (3) the Company’s market share, (4) the market share of a business unit of the Company designated by the Committee, (5) the Company’s sales, (6) the sales of a business unit of the Company designated by the Committee, (7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, (8) the cash flow return on investment of the Company or any business unit of the Company designated by the Committee, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (10) the economic value added, (11) the return on stockholders’ equity achieved by the Company, or (12) the total stockholders’ return achieved by the Company, (ii) the Participant’s continued employment with the Company or continued service as a Consultant or Director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing. The performance measures described in clause (i) of the preceding sentence may be subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any Affiliate, division, or department thereof. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee.

(b)    Other Terms and Conditions.  Common Stock awarded pursuant to a Restricted Stock Award shall be represented by (i) a stock certificate registered in the name of the Participant or (ii) any other reasonable alternative form for evidencing or representing the issuance of Common Stock. Unless provided otherwise in a Restricted Stock Agreement, the Participant shall have the right to receive dividends with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Participant shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the stock until the Forfeiture Restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock until the Forfeiture Restrictions have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Consultant or Director (by retirement, disability, death or otherwise) of a Participant prior to expiration of the Forfeitures Restrictions. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award.

(c)    Payment for Restricted Stock.  The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

(d)    Committee’s Discretion to Accelerate Vesting of Restricted Stock Awards.  The Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Common Stock awarded to a Participant pursuant to a Restricted Stock Award and, upon such vesting, all restrictions applicable to such Restricted Stock Award shall terminate as of such date. Any action by the Committee pursuant to this Subparagraph may vary among individual Participants and may vary among the Restricted Stock Awards held by any individual Participant. Notwithstanding the preceding provisions of this Subparagraph, the Committee may not take any action described in this Subparagraph with respect to a Restricted Stock Award that has been granted to a “covered employee” (within the meaning of Treasury Regulation section 1.162-27(c)(2)) if such Award has been designed to meet the exception for performance-based compensation under section 162(m) of the Code.

(e)    Restricted Stock Agreements.  At the time any Award is made under this Paragraph VIII, the Company and the Participant shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical. Subject to the consent of the Participant and the restriction set forth in the last sentence of Subparagraph (d) above, the Committee may, in its sole discretion, amend an outstanding Restricted Stock Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan.

IX.    PERFORMANCE AWARDS

(a)    Performance Period.  The Committee shall establish, with respect to and at the time of each Performance Award, the number of shares of Common Stock subject to, or the maximum value of, the Performance Award and the performance period over which the performance applicable to the Performance Award shall be measured.

(b)    Performance Measures.  A Performance Award shall be awarded to a Participant contingent upon future performance of the Company or any Affiliate, division, or department thereof during the performance period. The Committee shall establish the performance measures applicable to such performance either (i) prior to the beginning of the performance period or (ii) within 90 days after the beginning of the performance period if the outcome of the performance targets is substantially uncertain at the time such targets are established, but not later than the date that 25% of the performance period has elapsed; provided such measures may be made subject to adjustment for specified significant extraordinary items or events. The performance measures may be absolute, relative to one or more other companies, or relative to one or more indexes. The performance measures established by the Committee may be based upon (1) the price of a share of Common Stock, (2) the Company’s earnings per share, (3) the Company’s market share, (4) the market share of a business unit of the Company designated by the Committee, (5) the Company’s sales, (6) the sales of a business unit of the Company designated by the Committee, (7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, (8) the cash flow return on investment of the Company or any business unit of the Company designated by the Committee, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (10) the economic value added, (11) the return on stockholders’ equity achieved by the Company, (12) the total stockholders’ return achieved by the Company, or (13) a combination of any of the foregoing. The Committee, in its sole discretion, may provide for an adjustable Performance Award value based upon the level of achievement of performance measures.

(c)    Awards Criteria.  In determining the value of Performance Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate. The Committee, in its sole discretion, may provide for a reduction in the value of a Participant’s Performance Award during the performance period.

(d)    Payment.  Following the end of the performance period, the holder of a Performance Award shall be entitled to receive payment of an amount not exceeding the number of shares of Common Stock subject to, or the maximum value of, the Performance Award, based on the achievement of the performance measures for such performance period, as determined and certified in writing by the Committee. Payment of a Performance Award may be made in cash, Common Stock, or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. If a Performance Award covering shares of Common Stock is to be paid in cash, such payment shall be based on the Fair Market Value of the Common Stock on the payment date.

(e)    Termination of Award.  A Performance Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable performance period, except as may be determined by the Committee.

(f)    Performance Award Agreements.  At the time any Award is made under this Paragraph IX, the Company and the Participant shall enter into a Performance Award Agreement setting forth each of the matters contemplated hereby, and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Performance Award Agreements need not be identical.

X.    PHANTOM STOCK AWARDS

(a)    Phantom Stock Awards.  Phantom Stock Awards are rights to receive the Fair Market Value of shares of Common Stock, or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee, without satisfaction of any performance criteria or objectives. The Committee may, in its discretion, require payment or other conditions of the Participant respecting any Phantom Stock Award.

(b)    Award Period.  The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which the Award shall vest with respect to the Participant.

(c)    Awards Criteria.  In determining the value of Phantom Stock Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.

(d)    Payment.  Following the end of the vesting period for a Phantom Stock Award (or at such other time as the applicable Phantom Stock Award Agreement may provide), the holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, Common Stock, or a combination thereof as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in cash shall be based on the Fair Market Value of the Common Stock on the payment date. Cash dividend equivalents may be paid during or after the vesting period with respect to a Phantom Stock Award, as determined by the Committee.

(e)    Termination of Award.  A Phantom Stock Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable vesting period, except as may be otherwise determined by the Committee.

(f)    Phantom Stock Award Agreements.  At the time any Award is made under this Paragraph X, the Company and the Participant shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby, and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Phantom Stock Award Agreements need not be identical.

XI.    STOCK AWARDS

(a)    Stock Awards.  Stock Awards are rights to receive shares of Common Stock, which vest immediately, without satisfaction of any performance criteria or objectives. The Committee may, in its discretion, require payment, partial payment or other conditions of the Participant respecting any Stock Award.

(b)    Awards Criteria.  In determining the value of Stock Awards, the Committee may take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.

(c)    Payment.  A Participant who receives a Stock Award shall be entitled to receive immediate payment of such Award in Common Stock.

XII.    RECAPITALIZATION OR REORGANIZATION

(a)    No Effect on Right or Power.  The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or any Affiliate’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b)    Subdivision or Consolidation of Shares; Stock Dividends.  The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

(c)    Recapitalizations and Corporate Changes.  If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Common Stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity, (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of Directors, the persons who were Directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a “Corporate Change”), no later than (x) 10 days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of Directors or (y) 30 days after a Corporate Change of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Participant (subject to any restrictions or limitations in an agreement with a Participant), shall effect one or more of the following alternatives, which alternatives may vary among individual Participants and which may vary among Options held by any individual Participant: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Participants thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Participants of some or all of the outstanding Options held by such Participants (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay (or cause to be paid) to each Participant an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (d) below (the “Change of Control Value”) of the shares subject to such Option over the exercise price(s) under such Options for such shares, or (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding), including, without limitation, adjusting an Option to provide that the number and class of shares of Common Stock covered by such Option shall be adjusted so that such Option shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash) as determined by the Committee in its sole discretion.

(d)    Change of Control Value.  For the purposes of clause (2) in Subparagraph (c) above, the “Change of Control Value” shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(e)    Other Changes in the Common Stock.  In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph XII, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its sole discretion as to the number and price of shares of Common Stock or other consideration subject to such Award. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, the aggregate number of shares available under the Plan and the maximum number of shares that may be subject to Awards granted to any one individual may be appropriately adjusted by the Committee, whose determination shall be conclusive. Notwithstanding the foregoing, except as otherwise provided by the Committee, upon the occurrence of a Corporate Change, the Committee, acting in its sole discretion without the consent or approval of any Participant, may require the mandatory surrender to the Company by selected Participants of some or all of the outstanding Performance Awards and Phantom Stock Awards as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Performance Awards and Phantom Stock Awards and the Company shall pay (or cause to be paid) to each Participant an amount of cash equal to the maximum value of such Performance Award or Phantom Stock Award which, in the event the applicable performance or vesting period set forth in such Performance Award or Phantom Stock Award has not been completed, shall be multiplied by a fraction, the numerator of which is the number of days during the period beginning on the first day of the applicable performance or vesting period and ending on the date of the surrender, and the denominator of which is the aggregate number of days in the applicable performance or vesting period.

(f)    Stockholder Action.  Any adjustment provided for in the above Subparagraphs shall be subject to any required stockholder action.

(g)    No Adjustments unless Otherwise Provided.  Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

XIII.    AMENDMENT AND TERMINATION OF THE PLAN

The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant, and provided, further, that the Board may not, without approval of the stockholders of the Company, (a) amend the Plan to increase the maximum aggregate number of shares that may be issued under the Plan or change the class of individuals eligible to receive Awards under the Plan, or (b) amend or delete Paragraph VII(e).

XIV.    MISCELLANEOUS

(a)    No Right To An Award.  Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted an Option, a right to a Restricted Stock Award, a right to a Performance Award or a right to a Phantom Stock Award, or any other rights hereunder except as may be evidenced by an Award agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.

(b)    No Employment/Membership Rights Conferred.  Nothing contained in the Plan shall (i) confer upon any employee or Consultant any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or consulting or advisory relationship at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.

(c)    Other Laws; Withholding.  The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

(d)    No Restriction on Corporate Action.  Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

(e)    Restrictions on Transfer.  An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Paragraph VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, (iii) with respect to Awards of Options which do not constitute Incentive Stock Options, if such transfer is permitted in the sole discretion of the Committee, by transfer by a Participant to a member of the Participant’s Immediate Family, to a trust solely for the benefit of the Participant and the Participant’s Immediate Family, or to a partnership or limited liability company whose only partners or shareholders are the Participant and members of the Participant’s Immediately Family, or (iv) with the consent of the Committee.

(f)    Governing Law.  The Plan shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to conflicts of laws principles thereof.

Appendix B

Independence Categorical Standards

The board of directors (“Board”) of Crown Castle International Corp. (“Company”) has established the following guidelines to assist it in determining whether a director of the Company (“Director”) has a “material relationship” with the Company and is “independent”. Each of the relationships described below is not a “material relationship” by itself and therefore will not prevent a Director from being “independent”:

•	Certain Relationships. Directorship more than three years after: (i) the Director was employed by the Company; (ii) an immediate family member of the Director (“Family Member”) was employed by the Company as an executive officer; (iii) the Director or a Family Member (in a professional capacity) was affiliated with or employed by the Company’s present or former internal or external auditor (“Auditor”); or (iv) an executive officer of the Company served on the compensation committee of a company which employed the Director or a Family Member as an executive officer.

•	Current Employment. A Family Member is employed by the Company in a non-officer position or by the Auditor in a non-professional capacity.

•	Compensation. A Director or a Family Member receives less than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•	Business Relationships. A Director or a Family Member is a partner, greater than 10% shareholder, director, officer or employee of a company that does business with the Company, and that company makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, does not exceed the greater of (a) $1 million, or (b) two percent (2%) of such other company’s consolidated gross revenues.

•	Indebtedness. A Director or a Family Member is a partner, greater than 10% shareholder, director, officer or employee of a company that is indebted to the Company or to which the Company is indebted, and the total amount of each company’s indebtedness to the other is less than two percent (2%) of the total consolidated assets of such other company.

•	Charitable Contributions. A Director is a trustee, fiduciary, director, officer or employee of a charitable organization to which the Company contributes, and the Company’s charitable contributions to the organization does not exceed the greater of (a) $500,000, or (b) one percent (1%) of that organization’s total annual charitable receipts.

B-1

•	Stock Ownership. Direct or indirect ownership by a Director of a significant amount of Company stock (including securities convertible into Company stock).

An “immediate family member” is a Director’s spouse, parents, children, siblings, mother- and father-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares such Director’s home.

If a Director has a significant relationship with the Company that is not described above, or is outside of the parameters above, and the Board determines that the Director is “independent”, the Board will disclose the basis for such determination in the Company’s annual proxy statement. In addition, members of the Audit Committee are subject to additional standards relating to their independence.

B-2

Appendix C

CROWN CASTLE INTERNATIONAL CORP.

AUDIT COMMITTEE CHARTER

(December 4, 2003)

Purpose

The Audit Committee (“Committee”) is established by the Board of Directors (“Board”) of Crown Castle International Corp. (“Company”) to assist the Board in its fiduciary responsibilities to the Company’s stockholders (“Stockholders”). The Committee’s function is an oversight role relating to the Company’s financial statements and accounting practices. In particular, the purpose of the Committee is to serve as an independent and objective party to:

•	oversee the quality and integrity of the financial statements and other financial information the Company provides to any governmental body or the public;

•	oversee the Company’s compliance with legal and regulatory requirements;

•	oversee the Company’s independent external auditor’s (“Auditors”) qualifications and independence;

•	oversee the performance of the Company’s internal audit function and the Auditors;

•	oversee the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics;

•	promote an open avenue of communication among the Auditors, financial and senior management, the internal auditing department, and the Board, always emphasizing that the Auditors are accountable to the Committee; and

•	perform such other related duties as are determined by the Board.

In its oversight function, the Committee is neither intended nor equipped to guarantee to the Board, the Stockholders or any other person the accuracy and quality of the Company’s financial statements and accounting practices. Proper accounting, financial reporting, and audit functions require collaboration between and among internal and external professionals.

The Committee shall prepare annually a report meeting the requirements of any applicable regulations of the Securities and Exchange Commission (“SEC”) to be included in the Company’s proxy statement relating to its annual meeting of Stockholders.

Accountability of the Auditors

The Auditors are accountable to the Committee. The Committee shall have the sole authority and responsibility with respect to the selection, engagement, compensation,

oversight, evaluation and, where appropriate, dismissal of the Auditors. The Committee, or a member thereof, must pre-approve any non-audit service provided to the Company by the Auditors.

Committee Authority and Responsibilities

The Committee shall have the authority to take all actions it deems advisable to fulfill its responsibilities and duties. The Committee shall have the authority to retain professional advisors including special legal counsel, accounting experts, or other consultants to advise the Committee, which may be the same as or different from the Company’s primary legal counsel, accounting experts and other consultants as the Committee deems necessary or advisable in connection with the exercise of its powers and responsibilities as set forth in this Audit Committee Charter (“Charter”), all on such terms as the Committee deems necessary and advisable. The Committee may require any officer or employee of the Company or any of its subsidiaries, the Company’s outside legal counsel, and the Company’s Auditors to attend a meeting of the Committee or to meet with any member of, or consultant to, the Committee. The Committee chairperson, or other designee of the Committee, may also meet with the Company’s investment bankers or financial analysts who follow the Company.

The Committee shall be responsible for the resolution of any disagreements between the Auditors and Company management (“Management”) regarding the Company’s financial reporting.

The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the Auditors employed by the Company for the purpose of rendering or issuing an audit report and to any special legal counsel, accounting experts or other consultants employed by the Committee.

In connection with the purpose, powers and responsibilities set forth above, the Committee shall also endeavor to:

Independent Auditors

1.	Annually select and engage the Auditors retained to audit the financial statements of the Company.

2.	Review and pre-approve the plan and scope of the Auditors’ auditing services (including comfort letters), non-audit services and related fees. The Company shall disclose non-audit services approved by the Committee in the Company’s periodic reports filed with the SEC.

3.	Review the performance of the Auditors and approve any proposed discharge of the Auditors when circumstances warrant.

4.	Ensure that the lead audit partner and reviewing audit partner of the Auditors are rotated at least every five years.

5.	Establish policies or guidelines for hiring employees or former employees of the Auditors.

6.	Periodically review the independence of the Auditors, including a review of relationships between the Auditors and the Company, including non-audit related services and fees. Discuss with the Auditors concerns relating to the Auditor’s objectivity and independence, and if necessary, take appropriate action relating to the independence of the Auditors.

7.	Periodically obtain and review reports from the Auditors that include (i) critical accounting policies and practices used; (ii) alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with Management, their ramifications and the preferences of the Auditors; and (iii) other material written communications between the Auditors and Management.

Review

1.	Review and approve the appointment, termination or replacement by Management of an Internal Audit Director overseeing the internal auditing function (“Internal Audit Director”) and/or, at the discretion of the Board, select and contract with outside auditors to perform the function of an internal audit department.

2.	Periodically review reports from Management relating to the Company’s financial reporting process and published financial statements.

3.	Periodically review with Management material financial risk exposures, including risks resulting from technology, security or business operations, and the steps Management has taken to monitor and control such exposures.

4.	Periodically review reports from and consult with the Company’s accounting department as to on-going monitoring programs, compliance with policies and other accounting issues or controls.

5.	Oversee the scope of the duties and activities of the Internal Audit Director, who shall report directly to the Committee.

6.	Oversee the scope of the duties and activities of any outside auditors serving as internal auditors who shall report to the Internal Audit Director (or in the absence of an Internal Audit Director or otherwise determined by the Committee, directly to the Committee).

7.	Periodically meet and review with the Internal Audit Director, and/or any outside auditors serving as internal auditors, the regular internal reports to Management prepared by the internal auditing department and the progress of activities and any findings of major significance stemming from internal audits.

8.	Review with Management and the Auditors the applicable Company quarterly or annual financial information prior to the quarterly earnings release or filing of the Company’s Quarterly Report on Form 10-Q or Annual Report on Form 10-K.

9.	Discuss with financial management the Company’s quarterly earnings releases or other press releases or Form 8-K reports providing significant financial information or earnings guidance.

10.	Review and discuss with Management and the Auditors the disclosures made in management’s discussion and analysis of financial condition and results of operations in any of the Company’s reports on Form 10-Q or Form 10-K.

11.	Upon completion of any annual audit, meet separately with the Auditors and Management and review the Company’s financial statements and related notes, the results of their audit, any report or opinion rendered in connection therewith, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, any significant disagreements with Management concerning accounting or disclosure matters and any significant adjustment proposed by the Auditors.

12.	Review with the Auditors any audit problems or difficulties and Management’s response.

13.	Review and consider with the Auditors and Management the matters required to be discussed by Statement of Auditing Standards No. 61. These discussions shall include consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate.

14.	Make its recommendation to the Board as to the inclusion of the Company’s audited financial statements in the Company’s annual report on Form 10-K.

15.	Review any disclosures provided by the Chief Executive Officer or the Chief Financial Officer to the Committee regarding significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data.

16.

Obtain and review reports describing the Auditor’s internal quality-control procedures; material issues raised by the internal quality-control review, or peer review, of the Auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Auditors, and any steps taken to deal with any such issues; and (to assess the Auditors’ independence) all relationships between the Auditor and the Company.

Financial Reporting Processes

1.	Periodically discuss separately with Management, the Auditors and the internal audit department the adequacy and integrity of the Company’s accounting policies and procedures and internal accounting controls, the completeness and accuracy of the Company’s financial disclosure and the extent to which major recommendations made by the Auditors or the internal auditors have been implemented or resolved.

2.	Consider and approve, if appropriate, major changes to the Company’s auditing or accounting principles and practices as suggested by the Auditors, Management, or the internal auditing department.

3.	Review with the Auditors, the internal auditing department and Management the extent to which such major changes have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes, as the Committee determines.

Process Improvement

1.	Establish systems of reporting to the Committee by each of Management, the Auditors and the Internal Audit Director regarding any significant judgments made in Management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

2.	Periodically discuss with Management and the Internal Audit Director policies with respect to risk assessment and risk management.

Ethical	and Legal Compliance

1.	Establish procedures for (i) the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls, auditing matters and (ii) the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

2.	Review any disclosures provided by the Chief Executive Officer or the Chief Financial Officer to the Committee regarding (i) significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) any fraud, including that which involves Management or other employees who have a significant role in the Company’s internal controls.

3.	Investigate at its discretion any matter brought to its attention by, without limitation by enumeration, reviewing the books, records and facilities of the Company and interviewing Company officers or employees.

General

1.	Encourage procedures that promote (i) sound accounting practices and systems of internal controls, (ii) reasonable allocation of human resources to the accounting and external auditing processes and (iii) appropriate relations with the Auditors.

2.	Promote effective communication among Management, the Board, the Committee and the Auditors.

3.	Conduct a periodic performance evaluation of the Committee.

4.	Perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation and Bylaws, the rules of the New York Stock Exchange (“NYSE”) applicable to its listed companies, and governing law as the Committee or the Board deems necessary or appropriate.

5.	Make reports of its activities from time to time to the Board

Membership

The Committee shall be comprised of no fewer than three “independent” members of the Board, as such term is defined from time to time by the listing standards of the NYSE and by applicable regulations of the SEC and shall meet any other applicable independence requirements of the NYSE and SEC. Accordingly, the Board shall endeavor to determine annually whether each member is free from any relationship that may interfere with his or her independence from Management and the Company.

The members of the Committee should be financially literate with at least one being a “financial expert” as defined from time to time by applicable regulations of the SEC.

Notwithstanding the foregoing membership requirements, no action of the Committee shall be invalid by reason of any such requirement not being met at the time such action is taken.

Meetings and Structure

The Committee shall meet at least four times per year to review the financial information of the Company, consistent with its duties and responsibilities, and as many additional times as the members deem necessary. The Committee should meet separately, periodically, with Management, internal auditors (or other personnel responsible for the internal audit function) and the Auditors to discuss any matters that the Committee or each of these groups believe should be discussed privately.

A Chairperson shall be designated by the Board from among the members of the Committee, or, if no such designation is made, a chairperson may be selected by the affirmative vote of the majority of the Committee. Regular meetings of the Committee shall be held at such times as determined by resolution of the Board or the Committee. A special meeting of the Committee shall be called by resolution of the Board or upon the request of the Chairperson or a majority of the members of the Committee. A majority of the members, but not less than two, will constitute a quorum. A majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee.

The chairperson will preside, when present, at all meetings of the Committee. The Committee may meet in person, by telephone or video conference or in any other manner permitted under law or the Company’s bylaws. The Committee may also act by unanimous written consent in lieu of a meeting. The Committee may delegate any of its responsibilities to a subcommittee comprised of one of more members of the Committee. Meetings may, at the discretion of the Committee, include members of Management, the Auditors, independent consultants and such other persons as the Committee or its chairperson may determine. The Committee may determine additional rules and procedures, including designation of a chairperson pro tempore in the absence of the chairperson, at any meeting thereof.

Legal Compliance

This Charter and the composition and authorized activities of the Committee are intended to, and shall be construed to, comply with applicable state and federal law, the rules and regulations of the NYSE and the SEC, and the Company’s Bylaws.

Review of Committee Charter

Periodically, as it deems necessary or appropriate, Committee shall review and reassess this Charter. Any proposed changes shall be submitted to the Nominating and Corporate Governance Committee of the Board.

Principal Executive Offices Crown Castle International Corp. 510 Bering, Suite 500 Houston, TX 77057	Notice of Annual Meeting of Stockholders May 26, 2004 and Proxy Statement

The board of directors recommends a vote FOR the nominees in Proposal 1, FOR Proposals 2 and 3, and AGAINST Proposal 4. If no specification is made, the shares will be voted in accordance with such board of directors recommendation.									Please Mark Here for Address Change or Comments SEE REVERSE SIDE ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.								THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 4.

1. Election of Directors,	For All ☐	Withhold All ☐	For All Except ☐	2. Approval of Company’s 2004 Stock Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐	4. Stockholder proposal regarding MacBride Principles.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Nominees: 01 Randall A. Hack 02 Edward C. Hutcheson, Jr. and 03 J. Landis Martin				3. The ratification of the appointment of KPMG LLP as the Company’s independent certified public accountants for 2004.	FOR ☐	AGAINST ☐	ABSTAIN ☐	5. In their discretion, upon such other matters as may properly come before the meeting.

For all, except nominee(s) written in below:				Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.				If you plan to attend the Annual Meeting, please mark the WILL ATTEND box.			WILL ATTEND ☐

Signature	Signature	Date
Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

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Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/cci Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement

on the internet at www.Investor.crowncastle.com

CROWN CASTLE INTERNATIONAL CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

May 26, 2004

        The undersigned stockholder acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement, each dated April 13, 2004, and hereby appoints John P. Kelly and Donald J. Reid, Jr., or either of them, proxies for the undersigned, each with full power of substitution, to vote all of the undersigned’s shares of common stock of Crown Castle International Corp. (the “Company”) at the Annual Meeting of Stockholders of the Company to be held at the Company’s corporate office, 510 Bering Drive, Suite 500, Houston, Texas 77057, on Wednesday, May 26, 2004 at 9:00 a.m., Central Time, and at any adjournments or postponements thereof.

        PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES IN PROPOSAL 1, FOR PROPOSALS 2 AND 3, AGAINST PROPOSAL 4 AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 5. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

(Please Sign on Reverse Side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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You can now access your Crown Castle International Corp. account online.

Access your Crown Castle International Corp. shareholder/stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Crown Castle International Corp., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time